TT INTERNATIONAL INVESTMENT MANAGEMENT




                                COMPLIANCE MANUAL





                                  Version 99.01
                                  August, 1999

                                TABLE OF CONTENTS



[0]           INTRODUCTION  TO  THIS  MANUAL                            4
              ------------------------------

[1]           GENERAL  COMPLIANCE  ARRANGEMENTS                         5
-             ---------------------------------

[2]           THE  COMPLIANCE  FUNCTION                                 6
              -------------------------

[3]           TRAINING  AND  COMPETENCE                                 7
              -------------------------

[4]           INDIVIDUAL  REGISTRATION                                  8
              ------------------------

[5]           PERMITTED  BUSINESS                                       9
              -------------------

[6]           ADVERTISING,  COMMUNICATIONS  AND  MARKETING             10
              --------------------------------------------

[7]           CUSTOMER  STATUS  AND  SUITABILITY  OF  INVESTMENTS      16
              ---------------------------------------------------

[8]           CUSTOMER  AGREEMENTS                                     18
              --------------------

[9]           MATERIAL  INTERESTS                                      19
              -------------------

[10]          INSIDER  DEALING                                         20
              ----------------

[11]          EMPLOYEE  DEALING                                        21
              -----------------

[12]          REMUNERATION - VALUATION  OF  ILLIQUID  SECURITIES       23
              --------------------------------------------------

[13]          BEST  EXECUTION                                          24
              ---------------

[14]          SOFT  COMMISSION                                         25
              ----------------

[15]          GIFTS, BENEFITS  IN  KIND  AND  PROHIBITION
              OF  INDUCEMENTS                                          26
              ------------------------------------------

[16]          EXERCISE  OF  DISCRETION  -  RECORDKEEPING               27
              ------------------------------------------

[17]          EXECUTION - TIMELINESS & RECORDKEEPING                   28
              --------------------------------------

[18]          ALLOCATION  OF  TRANSACTIONS                             29
              ----------------------------

[19]          CHURNING  AND  SWITCHING                                 32
              ------------------------

[20]          CONTRACT  NOTES                                          33
              ---------------

[21]          PERIODIC  STATEMENTS                                     34
              --------------------

[22]          SAFEKEEPING  AND  CONTROL  OVER  CUSTOMER  ASSSETS       35
              --------------------------------------------------

[23]          CLIENT  MONEY                                            36
              -------------

[24]          CUSTOMER  ACCOUNTING  RECORDS                            37
              -----------------------------

[25]          RECORDS  AND  REPORTING                                  38
              -----------------------

[26]          CONTROLS  AND  SYSTEMS                                   39
              ----------------------

[27]          FINANCIAL  NOTIFICATION                                  40
              -----------------------

[28]          CLEARANCE  BY, AND  NOTIFICATION  TO  IMRO               41
              ------------------------------------------

[29]          COMPLAINTS                                               42
              ----------

[30]          MONEY  LAUNDERING                                        43
              -----------------

[31]          NON-OBSERVANCE  OF  COMPLIANCE                           47
              ------------------------------

[32]          RESPONSIBILITY  FOR  COMPLIANCE                          48
              -------------------------------

[33]          AUTHORITY  AND  DUTIES  OF  THE  HEAD  OF  COMPLIANCE    49
              -----------------------------------------------------

[34]          ADMINISTRATIVE  PROCEDURES                               50
              --------------------------

[35]          IMRO  RETURNS                                            51
              -------------

[36]          DERIVATIVES  AND  QUASI-DERIVATIVES                      52
              -----------------------------------

[37]          APPENDICES                                               53
              ----------


              1.  STAFF UNDERTAKING AND PERSONAL ACCOUNT DEALING NOTICE

              2.  AUTHORISATION TO DEAL FORM

              3.  CROSS REFERENCE TO THE IMRO RULE BOOK

              4   STATEMENT OF PERMITTED BUSINESS

              5.  ADVERTISING INCLUDING AUTHORISATION TO ISSUE FORM

              6.  CONTROLS AND SYSTEMS (AN OUTLINE)

              7.  DERIVATIVES

[0]        INTRODUCTION TO THIS MANUAL

0.1 This Compliance Manual (the `Manual') sets out the compliance policies, procedural rules and restrictions, which TT International Investment Management (`TTI') has adopted in order to comply with the Rules of the Investment Management Regulatory Organisation Limited (`IMRO'), and the Investment Advisers Act (1940) (US), the rules and regulations of the US SEC and the US CFTC, the US NFA, and all Canadian Regulators, and in order to ensure that TTI acts within the provisions of all relevant regulatory authorities.

0.2 IMRO is the self regulating organisation (SRO) in the UK responsible for the regulation and supervision of investment management activities. To carry on investment business in the UK, TTI is required under the Financial Services Act (1986) (FSA) to obtain authorisation from IMRO. TTI's authorisation became effective on 30th June, 1994, under Membership Registration Number (MRN) 4096. At the time of writing the Financial Services and Markets Bill has not received the Royal Assent but its requirements will be incorporated into TTI's rules when this occurs.

0.3 The Rules of IMRO regulate the manner in which TTI is allowed to carry on its permitted business of discretionary investment management. Furthermore, these Rules require TTI to institute and maintain `effective procedures' for ensuring compliance with IMRO Rules. These procedures are set out in this Manual and are supplemented by memoranda and updates issued from time to time to partners and staff by the Head of Compliance.

0.4 This Manual will, as required by the IMRO Rules, be updated periodically by the officer of TTI designated for the purpose of ensuring that TTI complies with IMRO Rules (the `Head of Compliance').

0.5 IMRO Rules, contained in the IMRO Rulebook, are available for review by anyone at any time from the Head of Compliance. Appendix 3 contains a cross-reference of IMRO Rules to the Manual headings to assist in any research that anyone may wish to conduct. For more detailed research the Head of Compliance should be consulted.

0.6 THE REQUIREMENTS SET OUT IN THIS MANUAL ARE MANDATORY UNLESS OTHERWISE STATED AND MUST BE FOLLOWED BY ALL PARTNERS AND STAFF OF TTI AND ALL OTHER PERSONS FROM TIME TO TIME ASKED BY THE HEAD OF COMPLIANCE TO FOLLOW THEM. (FOR EXAMPLE CONSULTANTS AND ADVISERS) IT IS THE RESPONSIBILITY OF ALL SUCH PERSONS TO ACQUAINT THEMSELVES WITH THE REQUIREMENTS OF THIS MANUAL. FAILURE TO COMPLY WITH THIS MANUAL AND/OR THE IMRO RULES, OR ANY OTHER REGULATORY AUTHORITY MAY CONSTITUTE A SERIOUS DISCIPLINARY OFFENCE AND COULD RESULT IN DISMISSAL.

0.7 A copy of this Manual is supplied to each partner and employee of TTI and to others as required. Unless the context demands otherwise, a reference in this Manual to `employee' shall refer to any partner or employee of TTI, as well as any other person designated by the Head of Compliance as subject to the requirements of the Manual.

[1]        GENERAL COMPLIANCE ARRANGEMENTS

1.1 A suitable Compliance Officer must be appointed. Note: In August, 1996 Charles Mcauley was appointed Head of Compliance/Legal Adviser and in July 1999 Robin Cotterill was appointed Deputy Compliance Officer.

1.2 IMRO Rules require that employees of TTI are contractually bound to obey the IMRO Rules. TTI insists that all employees abide by its own Compliance procedures which are IMRO compliant.

[2]        THE COMPLIANCE FUNCTION

2.1 It is the responsibility of the Head of Compliance to monitor the application and effectiveness of the procedural rules and restrictions set out in this Manual in such manner as he sees fit. To this end the Head of Compliance has the powers set out in Chapter [33] below.

2.2 The Head of Compliance shall in addition be responsible for monitoring and ensuring compliance with the requirements of the FSA
           (1986), other applicable UK law and regulations, as well as any overseas legal or regulatory requirements that apply to TTI's activities.

2.3 The Head of Compliance shall report directly to the Partners in respect of all matters which are his responsibility.

[3]       TRAINING AND COMPETENCE

3.1 The Head of Compliance will ensure that all Investment Managers and those who otherwise fall within the Training & Competence rules are:

               (a) adequately trained and properly supervised, having regard to the nature of that employee's responsibilities and

               (b)  competent to discharge those responsibilities.

3.2 TTI's policy is to hire for its discretionary investment management activity only individuals who have exceeded Threshold Competence.

3.3 No new employee may be hired, nor may an existing employee be newly assigned, to engage in discretionary investment management as an Investment Manager without the approval of the Head of Compliance, who shall be responsible together with the Partners to ensure that the individual has attained Threshold Competence and to assess that the individual possesses the knowledge and practical experience required to perform the duties contemplated.

3.4 The Head of Compliance, together with the Partners and line managers, will from time to time (and in any event at least once yearly) assess the continuing competence of employees carrying out activities which fall within the Training & Competence Rules.

3.5 The training of employees in the compliance aspects of their duties is the responsibility of the Head of Compliance who will ensure their continuing awareness of compliance issues, including material changes to the IMRO Rules and other relevant regulations, and to give day to day advice as needed.

3.6 In all cases suitable interviews will be conducted with prospective members of staff, references will be taken up with at least one reference being from the prospective employee's most recent employer and evidence of relevant academic and education qualifications will be verified (normally one agree level and above as well as relevant industry qualifications such as the IMC.). Where appropriate suitable enquiries will be made to IMRO or/and other regulators and all contracts of employment will be subject to all these items being satisfactory.

[4]        INDIVIDUAL  REGISTRATION

4.1 IMRO has rules governing the registration of individuals within Investment Management. All such individuals who are deemed to be engaged in registerable activity will be bound PERSONALLY by the IMRO rules. The following officers of TTI must be registered;

               a)   Partners

               b) the chief executive - in the case of TTI this is the managing partner, David Burnett.

               c)   investment managers

               d)   any individual employed by TTI who:

                    i. procures, or endeavours to procure other persons to enter into investment agreements, or

                    ii. gives investment advice to the person whom he deals, by entering into investment agreements or exercising rights conferred by investments in the course of the permitted business of the member.

               e)   Managers of TTI.

               f) Those with a supervisory role in Administration (in the case of TTI this the Operations Department)

In section (e) above "manager" does not necessarily mean an employee with the job title of "manager". It has to be someone who is in a senior capacity with responsibility either alone or jointly with one or more individuals for the management, supervision and control of part of TTI's permitted business. This is a fairly onerous level of control and everyone in TTI will be advised by The Head of Compliance if they fall under this definition.

INDIVIDUALS WHO FALL INTO THE ABOVE CATEGORIES MUST BE INDIVIDUALLY REGISTERED. IF ANYONE IS IN DOUBT HAVING READ THIS PARAGRAPH THEY SHOULD DISCUSS THE MATTER WITH THE HEAD OF COMPLIANCE.

[5]        PERMITTED BUSINESS

5.1 IMRO's Statement of Permitted Business dated 8th October, 1997, TTI is permitted to "manage investments for investors other than private investors", with a "high " scale of activity. TTI is not permitted to "hold or control Customer money or assets". When revised in October, 1997 the extension permits TTI to engage in stocklending for our leveraged accounts.

5.2 TTI may only conduct business that falls within the scope of the Statement referred to above. (See Statement of Permitted Business attached as APPENDIX 4.)

6.         MARKETING

6.1        INVESTMENT ADVERTISING

           DEFINITION

           "IMRO's Definition  "Investment Advertisement"

           An "Investment Advertisement" is defined very widely in both the Financial Services Act (1986)and the IMRO rules. It includes any document likely to result, directly or indirectly, in any dealing in any investment or in any exercise of rights conferred by an investment: for example, the TT Review will count as an Investment Advertisement. However, given the nature of i.e. generic the statement "Regulated by IMRO" should suffice. The definition may also include material such as letters, research material, telexes and faxes, which may not commonly be thought of as advertisements. As a general rule, a letter in standard form to two or more persons will come within the definition, but a "tailor made" reply to an enquiry will not. If in doubt you should consult the Head of Compliance.

           Any Investment Advertisement published and circulated in the UK, even if circulation is limited, is likely to come within the scope of the FSA. However, advertisements inserted in publications published and circulating PRINCIPALLY outside the UK will be outside the scope of the FSA; overseas editions of journals are an example but you must check with the publishers concerned.

           The fact that an advertisement falls outside the jurisdiction of the F.S.A. does not mean that rules do not apply; the SEC's rules in this area are to some extent more onerous and therefore both IMRO's and the SEC's rules have been incorporated into this document. The main thrust of the SEC's rules are as follows:

           There is a prohibition on the following types of advertisements:

               1.   which relate to testimonials

               2.   which refer to past specific recommendations by the adviser.

               3. which represent the charts or graphs offered are alone sufficient to determine which securities or other investment instruments to purchase

               4.   which mislead as to fees to be charged for services or

               5.   which are otherwise misleading

           Past specific recommendations may be stated, however, a complete list of all recommendations over the preceding year together with information necessary to evaluate such recommendations must be provided if requested. Further, Customers must also be warned that past performance is not indicative of future success (see Rule 206
           (4) -1)

6.2        IMRO RULE  1.1 (1) OF CHAPTER II

           All TT International Investment Management (TTI) advertisements/ literature must state that:-

           (a) TTI is regulated by IMRO and that it is the issuer of the advertisement

           It is a fundamental principle of the IMRO rules that all advertisements are fair, clear and not misleading. In particular, staff should bear in mind that:-

           (a) any statements of fact must be true as at the date on which they are reviewed for publication; moreover you must reasonably believe that they will remain true throughout the currency of the advertisement

           (b) significant omissions from the information provided are just as serious as negligent or untrue statements.

           (c) advertisements must be fair and clear both in content and in presentation. It is not fair to make all positive, up-beat statements in bold type and large letters and negative statements in smaller, less prominent type

           FAILURE TO OBSERVE ANY OF THE APPLICABLE REQUIREMENTS RELATING TO MARKETING AND ADVERTISING MAY INVOLVE CRIMINAL LIABILITY UNDER
           SECTION 47 OF THE FSA.

6.3        APPROVAL OF ADVERTISEMENTS

           IMRO RULE 1.1 (4) OF CHAPTER II

           ALL ADVERTISING AND MARKETING LITERATURE MUST BE APPROVED BY THE HEAD OF COMPLIANCE BEFORE ISSUE AND IT IS THE RESPONSIBILITY OF THE ORIGINATOR OF THE ADVERTISEMENT TO ENSURE THAT THIS IS DONE. NO INVESTMENT ADVERTISEMENT CAN BE PUBLISHED OR SENT OUT BEFORE THE HEAD OF COMPLIANCE HAS SIGNED AND DATED A COPY TO INDICATE APPROVAL. It is important that a draft of such literature is sent to him to review well in advance of the publication date together with a note specifying the source of written evidence for each statement of fact in the advertisement. Any statement of fact made in an Investment Advertisement must be supported by written evidence in TTI's possession (including any calculations or statistics). The requirements for Investment Advertisements on specific product or "off the page" Investment Advertisements are especially onerous. It has been agreed with the Partner with responsibility for Marketing that where template presentations have been approved, they do not require specific further approval if only factual information is being updated. This is especially the case with TTI's "standard presentation"

           Publishers may ask for evidence of our approval, and of our authorisation under the FSA. If you receive such a query, you should refer it to the Head of Compliance.

6.4        REGISTER OF INVESTMENT ADVERTISEMENTS

           A register of Investment Advertisements is maintained by the Head of Compliance and a copy of each Investment Advertisement subject to 6.3 (supra) is SIGNED AND DATED BY HIM TO INDICATE APPROVAL. These must be maintained on file together with the note specifying the source of written evidence for statements of fact. These must be retained for three years after the latest publication date of the advertisement.

6.5        PUBLISHED RECOMMENDATIONS

           DEFINITION

           IMRO DEFINITION "PUBLISHED RECOMMENDATIONS"

           The IMRO Rules on advertising apply equally to Published Recommendations and therefore all research notes (or any other notes which come within the definition in 6.1 (supra) must comply with the requirements above and should contain the following wording:-

           "THIS RESEARCH HAS BEEN UNDERTAKEN AND MAY HAVE BEEN ACTED ON BY TTI FOR ITS OWN PURPOSES. THE RESULTS ARE BEING MADE AVAILABLE TO YOU ONLY INCIDENTALLY."

           If for any reason advice or recommendations are to be issued without this wording, you must inform the Head of Compliance immediately.

6.6        INTRODUCTION

           IMRO DEFINITION "COLD CALL"

           Cold Calls are PERSONAL VISITS OR ORAL COMMUNICATIONS made to a potential Customer without express invitation.

           There are, however, certain exceptions under the Common Unsolicited Calls Regulations and, in particular, Investment Agreements may be entered into following an Unsolicited call if:-

                    a) the person called upon is an existing Customer of TTI even if the call is in respect of a product or service which is new to them;

                    b)   the person called upon is a Non-private Customer

                         However, it is not TTI's policy to make Unsolicited calls.

           YOU SHOULD ALSO NOTE THAT UNDER THE IMRO RULES A PERSONAL VISIT MADE ON A POTENTIAL CUSTOMER OUTSIDE THE UK IS NOT, UNDER THE IMRO RULES, AN UNSOLICITED CALL NOR IS A TELEPHONE CALL MADE FROM OUTSIDE THE UK.

6.7        MARKETING - OTHER REQUIREMENTS

           Presentations and Initial Meetings

           There are no specific rules about presentations or meetings with potential Customers. However:-

                    a) any printed matter, audio or visual material may fall within the definition of an Investment Advertisement and would accordingly be subject to the advertising rules;

                    b) staff should always keep in mind the sections of the manual on MISLEADING and FRAUDULENT statements and practices;

                    c) as a general rule no investment advice should be given to a potential Customer.

6.8        MARKETING COLLECTIVE INVESTMENT SCHEMES

           THERE ARE SEVERAL RESTRICTIONS ON THE MARKETING OF THE UNREGULATED COLLECTIVE INVESTMENT SCHEMES TO WHICH TTI IS INVESTMENT MANAGER/ADVISER (PERMAL EUROPE AND TT EUROPEAN FUND) THESE WILL APPLY UNLESS AND UNTIL SUCH TIME AS THEY BECOME REGULATED OR RECOGNISED UNDER THE FSA.

           Broadly, unregulated collective investment schemes can only be marketed in the UK to existing participants, existing Customers or other restricted categories referred to in the Financial Services (Promotion of Unregulated Schemes Regulations). Specifically, they generally cannot be marketed or promoted to Private Customers or to Small Business Investors. Particular care is necessary in the marketing of TTI (as opposed to an individual fund) to ensure (i) that it is the service which is marketed and not any individual scheme within it and (ii) that the marketing material is sent to the potential Customer direct or via or at the request of that Customer's financial consultant or other adviser.

6.9        NEW  CUSTOMERS

           CLEARANCE PROCEDURE FOR NEW CUSTOMERS

           In the interests of TTI generally, if anyone is approached by or becomes aware of the possibility of taking on a new Customer he should consult Mark Williams immediately.

           It is TTI's policy that before you perform any service for a new Customer you must:-

           Ensure that the Customer has a reasonable understanding of the nature of the risks and of any further liability in relation to anything which TTI will be authorised to perform. Further, TTI must ensure that where a Customer Agreement does not meet all of the IMRO Rules then a Statement of Protection is issued before the Agreement comes into effect.

           AS A GENERAL RULE, NO ACCOUNT CAN BE OPENED FOR A CUSTOMER UNTIL THESE CONDITIONS HAVE BEEN FULFILLED AND THE PROCEDURES OUTLINED IN
           6.10 AND 6.11 BELOW SHOULD ALWAYS BE FOLLOWED.

           YOU SHOULD ALSO NOTE THAT AMENDMENTS TO CUSTOMER AGREEMENTS MUST BE CONFIRMED IN WRITING BY THE CLIENT.

6.10       ACCOUNT OPENING PROCEDURE

           The account opening procedure is set out below:-

                    a) two original Customer Agreements (both signed by a Partner or Head of compliance) should be sent to the Customer. The following attachments should be sent with the letter of appointment:-

                    (i)  A FULL Statement of Protection including the following

                                       a)   A Soft Commission Statement

                                       b)   A Risk Warning Statement if
                                            appropriate

                                       c)   Any other activity  mentioned in
                                            IMRO's template  Statement of
                                            Protection,  if relevant.

                    (ii) A copy of our ADV part II (with all amendments) which will satisfy the requirements of "The Brochure Rule" (SEC requirement).

                     b) when the Customer returns one of the original Customer Agreements it is filed with Head of Compliance. Subsequently, the Head of Compliance together with the Partner, Administration will also be responsible for setting up the Customer's investment restrictions on the TTI database.

                    c)   IMRO RULE 2.4(7) OF CHAPTER II

                     the signed Customer Agreement will be retained by the Head of Compliance. The IMRO rules require records of the terms of our Customer's Agreements and all amendments to be kept for at least 3 years after the termination of the Agreement. It is therefore essential that all amendments to the Customer Agreements are confirmed in writing, normally by the Customer, and originals filed by the Head of Compliance.

 6.11      EXCEPTIONS

           IMRO RULE  2.3(3)OF CHAPTER II

           It is obviously not in TTI's interest to be running an account for a Customer before the Customer has formally consented to the terms of agreement. For this reason exemptions to the procedures above will only be permitted with the prior approval of the Head of Compliance or Administration Partner. Approval will only be possible under the following circumstances:-

                     a) where the Customer is a Non-private Customer and has confirmed acceptance orally or by fax or telex of draft documentation, which can then be classified as a Terms of Business Letter. If the Customer wishes to amend the standard letter of appointment, no account can be opened unless he has confirmed that he accepts our standard documentation as an interim measure. In this case the confirmation must be by fax or in writing; or

                     b) where the Customer is resident outside the UK and has received but declined to sign the Standard Agreement and you reasonably believe that the Customer does not object to its terms.

           In these cases you should ask Head of Compliance or Administration Partner to authorise the opening of the account.

6.12       INITIAL VALUATIONS

           IMRO RULE 2.4(3) OF CHAPTER II

           The IMRO rules (RULE 2.4(3) of Chapter II) require that each new discretionary Customer is sent an Initial Valuation of the first asset(s) received (whether in the form of cash and/or securities). This should be prepared either as at the first day on which any assets are received (in the case of a delivered out Customer, being the date we receive details of the assets) or the date on which the signed letter of appointment is received, if later. The Initial Valuation should be despatched within 25 business days of the valuation date and should include the following paragraph:

           "We suggest you should satisfy yourself as to the accuracy of this Initial Valuation and advise us if you consider there are any inaccuracies. Subject thereto, this document shall be deemed to form part of your Customer Agreement and we advise you to keep it with your Customer Agreement".

           It is the responsibility of the fund manager to ensure that Operations Department are instructed to prepare the Initial Valuation in good time. Operations Department will send a copy of the Initial Valuation to Head of Compliance where it will be retained with the Customer Agreement.

           Where the assets consist solely of cash then the Initial Valuation may take the form of a statement of amount in a letter to the Customer along with the following:

           This letter shall be deemed to form part of your Customer Agreement and we advise you to keep it with your Customer Agreement".

           The Initial Valuation forms part of the Customer Agreement and failure to produce one promptly is a breach of the IMRO Rules.

[7]        CUSTOMER STATUS AND SUITABILITY OF INVESTMENTS

7.1 IMRO Rule 2.1 requires a Customer's status (Private versus Non-Private) to be determined prior to dealing. A Private Customer is defined as:

          (a) a Customer who is an individual and who is not carrying on Investment Business; or

          (b) unless he is reasonably believed to be an Ordinary Business Investor, a Customer who is a Small Business Investor; or

          (c) anyone who is treated as a Private Customer pursuant to an agreement in writing to that effect.

           TTI IS NOT PERMITTED TO ENTER INTO AGREEMENTS TO PROVIDE INVESTMENT SERVICES TO PRIVATE CUSTOMERS. NO SERVICES MAY BE PROVIDED TO A PERSON WHO, IF A CUSTOMER, WOULD BE A PRIVATE CUSTOMER; THIS INCLUDES THE PROVISION OF ADVICE TO PERSONS WHO ARE, OR MIGHT BE, INVESTORS IN A COLLECTIVE INVESTMENT SCHEME WHICH HAS RETAINED TTI AS ITS INVESTMENT MANAGER/ADVISER.

7.2 Annually the Head of Compliance will review the status of all its Customers to ensure that their categorisation as Non-Private continues to be appropriate. (See remedial action /Review conducted following IMRO monitoring visit in January, 1997).

7.3 The investments of each Customer will be managed on a day to day basis by one or more individuals at TTI authorised jointly by the Head of Compliance and a Partner to do so ('AUTHORISED INVESTMENT MANAGERS'). ONLY AN AUTHORISED INVESTMENT MANAGER IS PERMITTED TO INITIATE INVESTMENT TRANSACTIONS FOR A CUSTOMER ACCOUNT. An Authorised Investment Manager may delegate this authority to another TTI employee subject to the joint approval of the Head of Compliance and a partner. Any such delegation will be subject to pre-established limits determined by the Head of Compliance and the approving partner so that no discretion can be exercised. Note: As at August, 1999, Messrs Tacchi, Tonner, Shenfield, and Pauline Pong are the Authorised Investment Managers.

7.4 THE AUTHORISED INVESTMENT MANAGER IS RESPONSIBLE FOR ENSURING THAT THE INVESTMENT DECISIONS ACCORD WITH THE INVESTMENT OBJECTIVES OF THE CUSTOMER AS SET OUT IN THE RELEVANT DOCUMENTATION OR CORRESPONDENCE. THE AUTHORISED INVESTMENT MANAGER IS REQUIRED TO BE FAMILIAR WITH ANY RESTRICTIONS THAT MAY APPLY, WHETHER IMPOSED BY THE CUSTOMER ITSELF, OR BY REGULATIONS PERTAINING TO THE NATURE OF THE ACCOUNT. IF THE AUTHORISED INVESTMENT MANAGER IS UNSURE OF THE APPLICATION OF THESE REQUIREMENTS IN A PARTICULAR SET OF CIRCUMSTANCES, HE SHOULD REFER THE MATTER TO THE HEAD OF COMPLIANCE IN ADVANCE OF MAKING AN INVESTMENT DECISION.

7.5 In effecting any transaction, the Authorised Investment Manager must have reasonable grounds for believing that such transaction, even if it satisfies the requirements of 7.4, is SUITABLE for the Customer. When there is doubt as to the suitability of a particular investment, the Head of Compliance must be consulted IN ADVANCE OF DEALING.

7.6 THE PLACING OF TRADES WILL BE EFFECTED BY INDIVIDUALS AUTHORISED BY THE HEAD OF COMPLIANCE AND/OR A PARTNER SO TO DO ('AUTHORISED TRADERS'). Note: As at August, 1999 .

          Messrs. Bluffield, Pattle, Campbell (FX and Derivatives) and Miss Beecher, and the Authorised Investment Managers are Authorised Traders.

7.7 AUTHORISED TRADERS ARE REQUIRED TO BE AWARE OF THE RESTRICTIONS THAT APPLY TO EACH ACCOUNT FOR WHICH THEY EXECUTE A TRANSACTION. If a transaction contravenes, or appears to contravene such a restriction, the Authorised Trader is required to bring the matter to the attention of the Head of Compliance PRIOR TO PLACING THE TRADE.

[8]        CUSTOMER AGREEMENTS

8.1 THE POLICY OF TTI IS TO PROVIDE SERVICES TO A CUSTOMER ONLY AFTER A WRITTEN AGREEMENT BETWEEN TTI AND THE CUSTOMER HAS BEEN EXECUTED. THE FORM OF SUCH AGREEMENT WILL BE APPROVED FOR UK REGULATORY PURPOSES BY TTI'S HEAD OF COMPLIANCE AND, WHERE APPROPRIATE, EXTERNAL LAWYERS. AT THE DISCRETION OF THE HEAD OF COMPLIANCE, A DRAFT OR "PRO TEM" AGREEMENT MAY BE ACCEPTED PROVIDING TTI RECEIVES A DULY SIGNED SIGNATURE PAGE PENDING EXECUTION OF THE FORMAL AGREEMENT. No agreement may be entered into without the prior approval of the Head of Compliance who is responsible for ensuring services are provided only on the basis agreed with the Customer.

8.2 Only the Head of Compliance or a Partner of TTI is permitted to execute a Customer agreement on behalf of TTI.

           [For exceptions see Para 6.11 of Chapter 6 on page 14)

[9]       MATERIAL INTERESTS

9.1 Where TTI, or an employee of TTI, has a Material Interest in a Customer transaction, or a conflict of interest in relation to such a transaction, the existence of such an interest or conflict must be disclosed to the Customer prior to entering into the transaction. In any event, steps should be taken to ensure fair treatment for the Customer. Note: a Material Interest in a transaction is defined by IMRO to exclude services provided under IMRO compliant Soft Commission arrangements. The following are deemed to be Material Interests in a transaction and thus require disclosure:

          (a) where a significant financial interest in the investment is held by TTI or the person initiating the transaction (i.e. any Partner or employee including "connected persons")

          (b) where the person initiating the transaction holds a directorship or is a partner in the company concerned

          (c) where there exists any other material interest of TTI or its employees which creates a conflict of duty in relation to the transaction.

9.2 A list of situations, if any, in which TTI, or an employee of TTI, may have a Material Interest, or possible conflict may be circulated by the Head of Compliance from time to time. Note: TTI does not deal for its own account,(with the exception of a holding in Permal Europe Limited) and employees are discouraged from dealing in relevant investments for their own account, so that the typical conflict envisioned would be very unusual.

9.3 Before effecting any transaction where there exists a Material Interest the relevant Authorised Investment Manager must check to ensure that the necessary disclosure has been made to the Customer.

9.4 In effecting any transaction where there exists a Material Interest extra care and diligence must be exercised to ensure fair treatment for the Customer.

9.5 Where the standard disclosures and authorisations are not made in the agreement, or where there may be a Material Interest not included in the list, the Authorised Investment Manager must notify the Head of Compliance who will then attempt to seek the Customer's express consent to the transaction.

9.6 Employees of TTI are obliged to disclose to the Head of Compliance any Material Interests, or other conflicts, in relation to any Customer transaction of which they are aware.

9.7 In cases of Personal Account dealing the authorisation form must be countersigned by the Head of Compliance and he/she must ensure that there is no conflict of interest between the employee and TTI's Customers. (See Section 11 for further details).

9.8 TTI's policy is not to undertake any trading activity in the name of the firm itself except as outlined in 9.2. An exception to this policy requires specific approval of the Head of Compliance.

[10]      INSIDER DEALING


10.1 DEALING WHEN IN RECEIPT OF PRICE SENSITIVE INFORMATION IS A CRIMINAL OFFENCE. NO TRANSACTION SHALL BE EFFECTED ON BEHALF OF CUSTOMERS OR OTHERWISE IN CIRCUMSTANCES WHERE ITS EXECUTION IS PROHIBITED BY THE UK INSIDER TRADING LEGISLATION: SEE The Criminal Justice Act 1993 (Part V) a copy of which is available from the Head of Compliance on request.

10.2 It is also an offence under the law to pass price sensitive information on to anyone else. An employee shall take all reasonable steps within his power to ensure that any person connected with him by reason of a domestic or business relationship does not contravene these rules.


10.3 At all times when dealing, employees must abide by the rules of the appropriate exchange, and any other rules pertaining to the transaction. If an employee is unsure of whether he is allowed to deal in a particular investment, he must consult the Head of Compliance.

10.4 As part of TTI's standard Employment Contract all staff are required to sign a declaration entitled "Staff Undertaking & Personal Account Dealing Notice (APPENDIX 1)

[11]      EMPLOYEE DEALING

11.1 NO PERSONAL DEALING WILL BE TOLERATED WHICH MAY IN ANY WAY ENDANGER THE BUSINESS REPUTATION OF TTI. FURTHERMORE, SUCH DEALING MUST NOT INTERFERE WITH THE PERFORMANCE OF AN EMPLOYEE'S DUTIES. ANY EMPLOYEE WHOSE PERSONAL DEALINGS BREACH THESE RULES MAY BE PROHIBITED FROM DEALING ON THEIR OWN ACCOUNT. COMPLIANCE WITH THESE RULES FORMS PART OF AN EMPLOYEE'S CONTRACT OF EMPLOYMENT. FAILURE TO COMPLY WITH, ABUSE OF, OR ATTEMPT TO CIRCUMVENT THESE RULES WILL BE CONSIDERED GROUNDS FOR DISCIPLINARY ACTION WHICH MAY INCLUDE DISMISSAL. COMPLIANCE WITH THESE RULES WILL BE MONITORED BY THE HEAD OF COMPLIANCE.

11.2 EMPLOYEES ARE PROHIBITED FROM DEALING FOR THEIR OWN ACCOUNT IN SECURITIES OF A COMPANY AT THE SAME TIME AS TTI IS ENGAGED IN DEALING IN THE SECURITIES OF THAT COMPANY FOR ITS CUSTOMERS. Furthermore, employees cannot deal in the securities in the "Stop Lists". The Head of Compliance will inform you at the time you seek authorisation whether a stock is on this list. ALL EMPLOYEES MUST INFORM THE HEAD OF COMPLIANCE IMMEDIATELY IF THEY ARE MADE AN INSIDER. The prohibited periods and securities shall be determined by the Head of Compliance and shall be notified to all employees. Further, employees cannot sell stock unless it has been held for A MINIMUM OF 30 DAYS.

           The 30 day requirement is to discourage employees from "trading and punting" stock. In the case of demutualisations of Building Societies and Life Offices the minimum period of 30 days will not apply. However, pre-clearance for selling is still essential - see paragraph
           11.4 below.

11.3 Authority for employees to deal: this concerns all employees dealing in securities for their own account or for the account of their immediate families/friends. ALL SUCH PERSONAL DEALINGS REQUIRE THE PRIOR APPROVAL OF THE HEAD OF COMPLIANCE AND APPROVAL MUST BE GIVEN ON THE PRESCRIBED FORM. Employees must comply with the in-house rules laid down from time to time and the clearance to deal procedures below. It is the responsibility of the employee to ensure that the Head of Compliance receives a Contract Note (or similar evidence of a transaction). This should be logged with Head of compliance within 48 hours of the transaction. If the Head of compliance wishes to deal he must follow the in house Rules and his authorisation form must be signed by a Partner or the Deputy Compliance Officer. In cases where the Head of Compliance is not available, authority to deal can be given by the Deputy Compliance Officer and failing which any Partner, and countersigned by the Head of Compliance on his return to the office.

  11.4 Clearance to deal: BEFORE DEALING, AN EMPLOYEE MUST FILL IN AN AUTHORISATION TO DEAL FORM - PER APPENDIX 2. THIS MUST BE GIVEN TO THE HEAD OF COMPLIANCE. If cleared by him, the Head of Compliance will sign and date the form. It is the responsibility of the person dealing to verify that no deal in the stock in question is being transacted for TTI Customers. The Authorisation is valid for a maximum of 24 hours unless otherwise stipulated by the Head of Compliance.

 11.5 The above procedures apply to the purchase or sale in securities or derivatives, the purchase or sale in units or shares in an Unregulated Collective Investment Scheme (which includes TT European Fund and Permal Europe) and if at any time TTI has a relationship with any third party (e.g. our relationship with the Singer & Friedlander European Growth Fund) then deals in any such schemes require authorisation and prior clearance. No authorisation/clearance is required for trading in Regulated Collective Investment Schemes such as Authorised Unit Trusts.

11.6 In the case of Investment Trust Saving Schemes the employee need only receive initial pre-clearance when the scheme is set up. No pre-clearance is necessary on an ongoing basis providing the employee does not decide on the time of execution. Any Amendment to the terms of the saving scheme i.e. amount of investment, or the combination of Trusts requires pre-clearance as do any ad hoc transactions.

11.7 As part of TTI's standard Employment Contract all staff are required to sign a declaration entitled "Staff Undertaking & Personal Account Dealing Notice (APPENDIX 1)

[12]       REMUNERATION, VALUATION OF ILLIQUID SECURITIES

12.1 The basis of TTI's remuneration must be fair, reasonable and in line with TTI's policy or otherwise approved by the Head of Compliance. TTI policy is to incorporate the agreed basis of remuneration by a Customer in the agreement with him, such agreement to be executed before any investment transaction for that Customer is effected.

12.2 Where a Customer pays fees based on the value of an illiquid investment, the valuation must be at a price likely to be agreed between third parties (e.g. a number of brokers). TTI policy is for the amount of its remuneration (which may be based in part on the value of illiquid investments) to be calculated by independent third parties. Where such third parties seek guidance from TTI as to the value of a particular investment, only the Head of Compliance may provide such guidance; he will ascertain the arms length price, in conjunction with investment professionals inside or outside TTI, as he feels necessary.

[13]       BEST EXECUTION

13.1 Authorised Investment Managers and Traders, when placing orders pursuant to an investment decision, are required to ensure that Best Execution is achieved. Best Execution is deemed to be provided when:

           (a) reasonable care is taken to ascertain the price which is the best available for the Customer in the relevant market at the time for a transaction of the kind and size concerned; and

           (b) unless the circumstances require it to do otherwise in the interest of the Customer, TTI deals at a price which is no less advantageous to the Customer than the price in a) above.

13.2 TTI will ensure that Authorised Investment Managers and Traders have available to them information sources of a quality and timeliness sufficient to ensure they can take the reasonable care required.

13.3 TTI is not required to secure Best Execution for a Customer where the agreement with him permits TTI to contract out of this duty or where the Customer otherwise agrees to this in writing. However, in any every case for present Customers TTI ensures Best Execution.

13.4 It is TTI's policy to give orders only to brokers and counterparties who have agreed to provide Best Execution, and to place business only with those who demonstrate this by their performance. Brokers and counterparties executing a transaction are expected to secure for the Customer the best terms available in the relevant market at the time for transactions of the kind and size concerned, having regard to price, charges and any other terms, and taking full account of any specific requirements placed on the transaction. Under IMRO Rules regard may be had to advantages likely to accrue to a Customer in connection with future transactions. Such advantages may include, for example, the quality, as perceived by TTI, of a particular broker's research materials.

13.5 TTI's Head of Compliance monitors the provision of Best Execution. As the majority of deals are non-UK, the Bloomberg system is used whereby the price of deals are compared to the average and high and low figures for that day as well as the Volume Weighted Average
           (VWA). In cases where prices fall outside these ranges the matter is investigated further.

13.6 AUTHORISED TRADERS MAY PLACE ORDERS ONLY WITH BROKERS AND COUNTERPARTIES APPROVED BY THE HEAD OF COMPLIANCE OR THE ADMINISTRATION PARTNER. The Head of Compliance will circulate periodically a list, and amendments to it, of approved brokers and counterparties.

13.7 Authorised Traders are required to alert the Head of Compliance to a case where they believe a broker or counterparty has not fulfilled his obligation to provide Best Execution. The Head of Compliance will then consider what action if any should be taken including possible deletion from the list of approved brokers and counterparties.

[14]      SOFT COMMISSION/SOFT DOLLARS

14.1 Arrangements whereby third parties provide a service or benefit to TTI without charge, whether or not in return for an undertaking from TTI to place business with them, are not permitted unless:-

           (a) the services provided to TTI act to the benefit of its Customers (the "permitted services" are defined in the Definitions Schedule of the IMRO Rules)

           (b)    the broker involved has agreed to provide Best Execution

           (c) there is no potential for comparative price disadvantage to the Customer

           (d) the existence of the arrangement, and TTI's policy in respect of it, is disclosed in writing to the Customer before entering into an agreement with him

           (e) the value of the arrangement is disclosed at least annually thereafter.

           (f)    Full disclosure is made of the SEC form ADV.

14.2 ALL NEW SOFT COMMISSION ARRANGEMENTS, AND ANY SUBSEQUENT AMENDMENTS, MUST BE APPROVED BY THE HEAD OF COMPLIANCE PRIOR TO IMPLEMENTATION. Any cessation of such an arrangement must be notified to the Head of Compliance who will maintain records for three years after such cessation.

14.3 The Head of Compliance shall keep a record of all Soft Commission arrangements including the nature of the services provided and the volume of business TTI places with the provider.

[15]        GIFTS, BENEFITS IN KIND AND PROHIBITION OF INDUCEMENTS

15.1 This covers gifts and benefits in kind offered to and received from any investment business or other agent with or through which TTI does business. These include, but are not limited to: substantial hospitality, invitations to sporting/social events, holidays, personal gifts such as cigars/alcohol, cars and benefits in kind such as favourable dealing commissions for personal dealings.

15.2 The aim of the relevant IMRO Rule is to ban any inducements given which may cause the recipient to go against his judgement of his Customer's best interests.

15.3 The acceptance, or conferring, of gifts and benefits in kind by employees of TTI is prohibited where they are of a value or frequency which could influence the recipient to go against the best interest of his Customer.

15.4 Where the receipt of a gift is in line with normal practice, and is reasonably believed to be under (pound)10 in value, the employee may retain it. Prior authorisation from the Head of Compliance is necessary for the acceptance of a benefit, such as hospitality to a sporting event believed to be worth over (pound)100. ALL GIFTS OVER (POUND)10 IN VALUE MUST BE HANDED TO THE HEAD OF COMPLIANCE WHO WILL EITHER AUCTION THE ITEM TO STAFF AT THE ANNUAL CHRISTMAS PARTY OR IN THE CASE OF DRINK, RETAIN THEM FOR A SUITABLE OFFICE EVENT. THE OFFEROR SHOULD BE INFORMED THAT THIS HAS HAPPENED.

15.5 A record of all benefits in kind accepted of a value over(pound)100 shall be maintained by the HeaD OF Compliance.

15.6 If a broker invites a TTI employee to a business presentation (of whatever nature) TTI and not the broker must pay all expenses except those which would normally be accepted in the course of business such as drinks, lunch or dinner. The offeror must not pay for flights and accommodation. If the offer of hospitality is a "package" including flights and/or accommodation, the Head of Compliance must be consulted.

15.7 The above does not affect the acceptance of "normal" hospitality in the course of business.

[16]       EXERCISE OF DISCRETION - RECORDKEEPING

16.1 IMRO Rules require that a decision to deal for a discretionary Customer must be documented. Details are to include date and time, limit (if any). Where the investment decision and execution are simultaneous, then one record suffices. IF THEY DIFFER THEN THEY MUST BE RECORDED SEPARATELY.

16.2       The investment process at TTI is for a discretionary decision to be:

          (a) immediately communicated to the Authorised Trader for execution, as soon as practicable after which the details are to be recorded and the decision executed or subject to an order being placed in the market.

         *(b) immediately executed by, or subject to an order placed by the Authorised Investment Manager, acting as a Trader, at which point the details are to be recorded.

           * In the case of the Japanese and Far East Desks and occasionally other Investment Managers.

             OFTEN, THE DISCRETIONARY DECISION AND THE INSTRUCTION TO EXECUTE IT (OR ACTUAL EXECUTION) ARE SIMULTANEOUS.

[17]       EXECUTION - TIMELINESS & RECORDKEEPING

17.1 Execution of an order must be timely; it must be executed as soon as reasonably practicable in the circumstances, and a record in the prescribed form must be maintained. In many cases a deal is executed over days or even weeks as there is insufficient liquidity in the market to meet the requirements of the order. TIMELINESS MUST BE SEEN IN THIS PERSPECTIVE AND OUTSTANDING DEALS ARE MONITORED BY THE TRADER.

[18]       ALLOCATION OF TRANSACTIONS   NB: SEE SPECIAL RULES FOR IPOS/PLACINGS
           (SEE UNDER AT 18.5)

18.1 IMRO Rule 3.9 of Chapter II requires Customer and own account orders to be dealt with fairly and in due turn. Note: Since TTI's policy is not to deal for its own account this Rule is not at present relevant.

18.2 There are general principles which must be followed in the case of allocation between Customers. THE ALLOCATION OF EVERY TRANSACTION MUST BE:

               a)   fair between all Customers of TTI

               b)   be reasonable in the interests of each Customer

               c) not conflict with any interested or connected party - in the case of TTI especially any partner or employee

               d) it must not conflict with any limitations the fund may have placed within its investment parameters or our powers to exercise discretion.

18.3          In particular these general principles must address the following:

               a) The Customer's financial and other circumstances such as tax status, requirement for liquidity or preferred level of risk etc.

               b) the other securities held in the Customer's portfolio or related portfolios under TTI's discretion

               c) the portfolio's actual and targeted weightings in the market sector concerned

               d) the marketability of the security i.e. its level of liquidity.

           It is obvious that there are various circumstances in which discretion has to be exercised in the allocation of transactions and the foregoing will explain the criteria which should be exercised. In the first instance, all decisions should be taken by the Investment Manager and trader. In exceptional circumstances that the Head of Compliance should be asked to arbitrate on a particular scenario.

18.4 Where an immediate response to a situation is required to purchase or sell a security and where it is not possible to ascertain which customer should participate in the transaction, the following procedures should be rigorously followed:

               a) At the time that the order is placed, those funds where it is obvious that they will participate should be identified

               b) at the earliest opportunity TTI should indicate the intended size of the interest and on that basis the division will be made by the trader on a PRO-RATED BASIS according to Net Asst Value (NAV). When the transaction is completed the stock should be allocated to the particular portfolios in accordance with the above stated principles.

18.5 In the case of orders where these should be regarded as immediate response transactions, the trader should allocate according to the above principles to the funds for which it would be appropriate to have an interest.

18.6 Trades must be allocated as soon as practicable after the transaction is effected and in any event WITHIN TWENTY-FOUR HOURS OF EXECUTION OR AS THE CASE MAY BE, CONFIRMATION OF ACCEPTANCE. The trader and Fund Manager must sign off the approved form to the effect that he or she has approved the allocation. In cases where the Head of Compliance has been consulted and has opined then he too should initial the document. Under the IMRO Rules TTI is required to maintain a record of allocation and this will be done by the traders retaining relevant documentation relating to the transaction.

18.7 Finally, one must consider under the IMRO Rules the correction of errors. It is vitally important that any errors with regard to allocation are identified as soon as possible and rectified so that there is no loss to the Customer. In order to achieve this the following procedures must be adopted:

           a) The traders must sign the appropriate dealing sheet for the orders which have been placed

           b) When the transaction has been allocated to the fund but booked in error to another the transactions should be cancelled and booked to the correct fund at the original price, and finally where an error occurs due to an employee's error (e.g. short selling) the bargain must again be cancelled at the original price. In all cases an "Error and Re-allocation form" must be completed and this must record the reason for the reallocation together with a confirmation as to whether or not the original deal involved a breach of the IMRO Rules. In all cases cancellations must be notified to the Head of Compliance and must be counter-signed by him. Any remedial action must be executed expeditiously and approved by the Head of Compliance.

           c) For the avoidance of doubt, any matter which is particularly complex or if there is difficulty in the application of the above, must always be referred to Head of Compliance who will arbitrate on the best way to proceed.

18.8       INSTITUTIONAL ACCOUNTS:

1. Until further notice, no IPOs, Placings or similar investments will be made for JET's accounts (subject to the investment manager in his absolute discretion, exceptionally accepting these for clients if it is considered to be in the client's best interest).

           The rationale for this adopted procedure is that JET is generally not interested in IPOs. This is not a decision which is wholly dependent upon the size of the allocation but rather on the nature of IPOs themselves. This is effectively a blanket investment management decision which JET has taken on the basis that IPOs rarely fit the investment objectives of the institutional accounts. Some of the areas of concern are that IPOs are too high risk and that there is often poor liquidity in the market place. Further, there may be onerous obligations to buy in the aftermarket and this is considered unacceptable to JET. There is often extreme difficulty in achieving a meaningful position without dramatically affecting the share price of the newly offered stock. As stated above, on an exceptional basis, JET may decide to override this policy position in cases where he feels that an IPO may match the risk profile and investment objectives of institutional accounts e.g. major privatisations.

           There is one exception to the above: Martin Shenfield may wish to participate in Asia/Oceania IPOs but he will only participate if it can be effectively pro-rated across all Institutional accounts.

           IN THE EVENT OF JET EXCEPTIONALLY OVER-RIDING THE POLICY OR MS NOT PRO-RATING, THE CLEAR AND UNAMBIGUOUS RATIONALE FOR OVERRIDING THIS POLICY STATEMENT MUST BE DETAILED ON THE IPO FORM.

2. LEVERAGED ACCOUNTS: TAT (or in the case of The TT Asia Pacific Fund, Martin Shenfield) will decide whether or not he wishes his accounts to commit to an IPO and these will generally be pro-rated according to the NAV of the accounts. In cases where it is appropriate, both Collins and Alfanar would also be included.

           Both TAT and JET have stated as a matter of policy that they do not participate in any underwriting or sub-underwriting.

           CJPGM

[19]       CHURNING AND SWITCHING

19.1 Churning is defined as excessive dealing on behalf of a Customer in order to generate commissions, fees or other benefits.

19.2 TTI policy is not to enter into agreements with Customers where remuneration is based on the volume of business conducted. Nevertheless, the level of commission payable by a Customer is an important consideration in proper management of a Customer's account.

19.3 With this in mind, transactions for a particular Customer should not be effected at a frequency and size that is unreasonably disproportionate to that Customer's requirements. In determining 'unreasonableness', regard should be had to the Customer's investment objectives and normal practice for the type of account. In order to monitor compliance with this Rule, the Head of Compliance, or an employee designated by him and independent of the investment decision and trading process, should review all trades conducted by TTI on a regular basis as part of this exercise of scrutinising the daily deal sheets. In addition, the Partner, Administration prepares a quarterly report detailing the overall level of activity across all Customer accounts and reports these findings to the Partners.

[20]       CONTRACT NOTES

20.1 For every transaction the Customer must be provided with a contract note that is timely and contains essential details. The Rules exempt the case where the Customer has requested contract notes not be sent or there are reasonable grounds to believe he does not wish to receive them. Note: TTI operates under this exemption for all its
           Customers: each Customer, having its own established custody and control arrangements, has requested TTI to implement a transaction confirmation procedure specific to that Customer, generally involving the despatch to the Customer, or his appointed agent, of transaction advices by TTI and contract notes by TTI's broker or counterparty. TTI's policy is to send to the Customer or his appointed agent a transaction advice for every transaction within 24 hours of the execution of that transaction; where the procedure requires TTI's broker or counterparty to send a contract note to the Customer, or his appointed agent, TTI will take reasonable steps to ensure this is done.

20.2 TTI's policy is to ensure that it receives a contract note or confirmation of every transaction within 24 hours of execution, and to reconcile that confirmation in all material details to its own record of the transaction within the same time frame. Cases of delayed confirmation are to be followed up with rigour.

[21]       PERIODIC STATEMENTS

21.1       This Rule covers the timing and content of periodic valuations.

21.2 The Rules exempt the case where a Non-Private Customer has requested a different procedure. Note: TTI operates under this exemption for each of its Customers: each Customer, having its own established custody and control arrangements, has instructed TTI to employ a unique procedure where statements are prepared by the Customer's appointed custodians and/or accountants independent of TTI although TTI issues its own statement at least quarterly.

21.3 TTI's policy is to receive a copy of each valuation or statement of holdings prepared by a Customer's appointed agent and to reconcile it to TTI's own valuation records in all material respects no later than 10 days after receipt. Exceptions are to be communicated to the Customer's appointed agent and followed up with rigour.

[22]       SAFEKEEPING AND CONTROL OVER CUSTOMER ASSETS

22.1       TTI is not permitted to maintain custody of a Customer's assets.

22.2 TTI DOES NOT APPOINT CUSTODIANS; APPOINTMENTS ARE MADE BY THE CUSTOMER ITSELF. TTI does not therefore fall within the purview of IMRO's Rule 5.1 relating to the Safekeeping of Customer Assets. Notwithstanding the above TTI may have certain contractual obligations between itself and a Customer.

           As a matter of record the Custodians responsibilities include:

           (a) arranging, at least every six months, for a custody statement to be sent to the Customer

           (b)    ensuring written records in the prescribed form are maintained

           As a matter of good practice TTI reconciles custodian safekeeping records to its own records at least every month and ensure the differences are resolved.

22.3 TTI policy is to enter into an investment management relationship only with a Customer that has well-established custody arrangements in place. Before entering into an Agreement with a Customer, the Head of Compliance will ensure that arrangements complying with requirements of 22.2 (a) and (b) will govern custody of the assets that TTI will manage.

22.4 TTI policy is to reconcile custodian records to its own records, whether of money or assets, upon receipt of a custodian statement.

22.5 UNDER NO CIRCUMSTANCES MAY AN EMPLOYEE OF TTI ARRANGE FOR DELIVERY OF A CUSTOMER'S ASSETS, OR DOCUMENTS OF TITLE PERTAINING THERETO, TO THE OFFICES OF TTI. IN THE EXCEPTIONAL CASE WHERE SUCH ASSETS OR DOCUMENTS ARE MISTAKENLY DELIVERED TO THE OFFICES OF TTI, THE HEAD OF COMPLIANCE MUST BE INFORMED IMMEDIATELY. THE HEAD OF COMPLIANCE WILL ARRANGE FOR THE ASSETS TO FORWARDED TO THE CUSTODIAN

22.6 Certain Customers occasionally enter into Stock Lending Agreements but in all cases TTI insists on the Customer executing the documentation itself.

22.7 For derivatives TTI ensures entitlements are separately held and identifiable. TTI's policy is to reconcile custodian records of such balances to its own records upon receipt of a custodian statement.

22.8 GIVEN THE SERIOUS NATURE OF THE RULES REGARDING CUSTODY OVER CUSTOMER ASSETS, ANY TRANSACTION OR NEW COUNTERPARTY/BROKER RELATIONSHIP WHERE PHYSICAL SECURITIES ARE PROPOSED TO BE HELD OUTSIDE ESTABLISHED CUSTODY ARRANGEMENTS REQUIRES PRIOR HEAD OF COMPLIANCE APPROVAL. THIS INCLUDES THE CASE OF ASSETS BEING USED AS COLLATERAL TO SUPPORT TRANSACTIONS IN DERIVATIVES.

22.9 ALL NEW COUNTERPARTY/BROKER RELATIONSHIPS IN RESPECT OF NON-PHYSICAL ASSETS REQUIRE PRIOR APPROVAL OF THE HEAD OF COMPLIANCE AND THE PARTNER, ADMINISTRATION

[23]       CLIENT MONEY

23.1 TTI is not permitted to handle Client Money. Therefore the Financial Services (Client Money) Regulations 1991 do not apply.

[24]       CUSTOMER ACCOUNTING RECORDS

24.1 Records must show all purchases and sales, receipts and payments arising from transactions effected by TTI, the assets and liabilities of Customers, both individually and collectively to the extent managed by TTI.

[25]       RECORDS AND REPORTING

25.1 TTI's financial records must be timely, accurate and must enable it to demonstrate continuing compliance with IMRO's Financial Resources Requirement. The Partner, Administration is responsible for this recordkeeping function. He will ensure that financial results of the business are calculated monthly and made available to the partners within 15 business days after the end of month.

25.2 IMRO Rule 3.4 of Chapter V requires these records to be maintained for six years, for the last two years at 24 hour availability. Note:
           The records prior to May 16th, 1992 are maintained by Touche Ross. Subsequent records are maintained by the Partner, Administration.

[26]       CONTROLS AND SYSTEMS

26.1 Controls and systems must be "adequate" for the size, nature and complexity of TTI's business and such that TTI can comply with the IMRO Rules - Chapter V. There must be an adequate statement in writing of the system of control. (APPENDIX 6)

26.2 Controls are based primarily on the provisions of this Compliance Manual and are enforced by the Head of Compliance in accordance with his duties under the IMRO Rules. Furthermore, it is the Head of Compliance's responsibility to ensure that procedural requirements, as from time to time documented, are followed.

[27]       NOTIFICATIONS

27.1 IMRO must be advised of any breach of the Core Rules in Chapter V, and, among other events, any expected delay in submitting Financial Returns, an anticipated audit qualification, guarantees or indemnities issued and legal actions. The Rules specify the manner of notice.

27.2 The Head of Compliance is responsible for such notifications. Employees are required to notify the Head of Compliance of any events they become aware of that are of a nature likely to be subject to IMRO notification requirements.

[28]       CLEARANCE BY, AND NOTIFICATION TO IMRO

           28.1 A change of Controller or Chief Executive and a cessation of business, inter alia, require prior clearance from IMRO. Note: At July 1999 the Controllers of TTI are Messrs. Tacchi and Tonner.

28.2 Other events are notifiable (but do not require prior clearance:) changes in senior personnel (including Compliance and Finance Officers), changes in voting powers, any decision to seek a change of auditors and any legal/bankruptcy actions against the business or its controllers.

28.3 THE DEFINITIONS UNDER THESE RULES ARE COMPLEX. ANY DEVELOPMENT THAT IS, OR COULD BECOME, A CLEARANCE OR NOTIFICATION EVENT SHOULD BE ADVISED, AS SOON AS IT BECOMES KNOWN, TO THE HEAD OF COMPLIANCE WHO WILL DETERMINE WHETHER CLEARANCE/NOTIFICATION IS REQUIRED AND IN WHAT MANNER.

[29]       COMPLAINTS

29.1 This procedure applies to any complaint from a Customer relating to the conduct of investment business by TTI or any TTI employee. While IMRO Rules apply to complaints of 'significance', TTI policy in this Manual, given the nature of its Customer base, applies to all complaints. All employees of TTI who are responsible for dealing with Customers should be aware of this procedure. Note: an investor in a collective investment scheme, the assets of which are managed by TTI, is not a Customer for the purposes of these requirements, nor is a broker/counterparty in the execution of Customer transactions. However, TTI has decided to apply its complaints procedures to all.

29.2 A register of complaints is maintained by the Head of Compliance and all complaints, however minor, must be referred to him.

29.3 If the Head of Compliance determines that a complaint is a "Complaint of significance", then, in order to comply with Rule 3.1 of Chapter IV he must enter the Complaint in the Register and ensure a prompt and substantial reply is sent in line with Rule 3.1 (4)a. Rule 3,1
           (4)f requires the record be maintained for three years after the date of the last response.

29.4 Rule 3.1 (4)d and e state that, if the first substantive response to a complaint is not expected to satisfy the complainant, then it must advise him of his right to complain directly to The Investment Ombudsman and must send him a copy of the Informal Guide explaining the service provided by the Ombudsman, and that if the response proved unsatisfactory then the subsequent response must enclose the Informal Guide and advise the complainant of his right to complain to the Investment Ombudsman.

29.5 Rule 3.1 (4) b states that, if after one month the complainant has not indicated that he is still not satisfied, the complaint can be treated as settled.

29.6 Rule 3.1(4) c requires notice to be given to IMRO of the details of the complaint and the action taken if, after two months, the complaint has not been settled. The complainant must be advised that IMRO have been so notified and of the date of notification.

[30]       MONEY LAUNDERING

30.1 The purpose of these notes is to outline the requirement of UK legislation and the Regulations, how they apply to the business of TTI and the implementation of procedures to ensure that the requirements of the Regulations are complied with.

30.2 IT IS A CRIMINAL OFFENCE, PUNISHABLE BY UP TO FOURTEEN YEARS IMPRISONMENT OR A FINE OR BOTH, TO PROVIDE ASSISTANCE TO A MONEY LAUNDERER. IT IS A DEFENCE TO HAVE REPORTED KNOWLEDGE OR SUSPICIONS OF MONEY LAUNDERING TO THE AUTHORITIES. IT IS AN OFFENCE, CARRYING A MAXIMUM SENTENCE OF FIVE YEARS OR A FINE OR BOTH, TO INFORM OR "TIP OFF" A POTENTIAL MONEY LAUNDERER THAT THE AUTHORITIES HAVE BEEN INFORMED OF SUSPICIONS REGARDING HIS ACTIVITIES. IT IS ALSO AN OFFENCE, CARRYING A MAXIMUM SENTENCE OF FIVE YEARS OR A FINE OR BOTH, NOT TO REPORT SUSPICIONS OF MONEY LAUNDERING TO THE AUTHORITIES.

30.3 IN ADDITION TO THE PROVISIONS OF UK LAW OUTLINED ABOVE, ALL INVESTMENT BUSINESSES, BANKS AND OTHER FINANCIAL BUSINESSES MUST HAVE IN PLACE PROCEDURES TO COMPLY WITH THE REGULATIONS WHICH ARE DESIGNED TO FACILITATE THE IDENTIFICATION AND MONITORING OF MONEY LAUNDERING.

30.4 The investment business of TTI comprises discretionary fund management and this activity falls within the regulations.

           It is a criminal offence, punishable by two years imprisonment and/or fines, for investment business to be conducted unless the Regulations are being complied with. The Rules apply to both TTI in its capacity as a partnership as well as individuals.

30.5       The Regulations require that procedures are in place to:

               a)   identify clients in specified circumstances;

               b) record specific details of Customer identification and transactions with them;

               c) report suspicions of money laundering to the National Criminal Intelligence Service (NCIS);

               d) inform relevant employees of the legal position and the procedures in (a) to c above; and

               e) provide training to relevant employees to recognise potential cases of money laundering.

30.6 Guidance Notes ("the Notes") on how the requirements of the Regulations can be met by providers of wholesale investment products has been provided by the Joint Money Laundering Steering Group. (These notes are available from the Head of Group compliance.

           IMRO has indicated that any breaches of the Regulations by a regulated firm will be relevant in determining its "fitness and properness" for authorisation. From 1 July, 1994 breaches of the Regulations by individuals may also affect their position as registered individuals.

30.7       RELEVANT REQUIREMENTS AND GUIDANCE

           Identification is required whenever a business relationship is formed (regardless of the value of transactions), or a one-off transaction or a series of linked transactions with a value of more than ECU 15,000 (at present say (pound)10,000) is undertaken. Transactions more than three months apart arE NOT treated as linked in the absence of evidence to the contrary but otherwise the definition of "linked" is not expanded in the Notes. In paragraph 43 of the Notes, it is stated that firms do not have to introduce additional computer systems to identify linkages but that if existing systems identify links the information must be acted upon. The transaction size test applies equally to receipts and payments.

30.8 The Notes (paragraph 58) indicate that the signing of a Customer agreement does not in itself create a business relationship Such a relationship would occur, however, upon the entering of an arrangement to collect regular subscriptions. In this case, unless an exemption is available, identification procedures must be followed. If a business relationship as described above is not formed, it is necessary to consider whether the payment represents, either alone or combined with other linked one-off transactions that requires identification.

30.9 When dealing with people whom it is believed are acting as agents for a principal, it will usually be necessary to identify both principal and agent. However, when TTI is dealing with people who are either introducing or acting as agent for a third party investor rather than directly with the investor, TTI may be able to take advantage of exemptions from the need to verify identity. The exemption applies if an authorised person introduces an investor and gives written assurance to the effect that he has verified the identity of the investor.

30.10 The Notes (paragraphs 48 and 49) state that if it is reasonable for the business to be carried out by post or by phone, and for payments to be made by post or electronically, then the requirement for identification, if applicable, is satisfied by checking that the payment is made from an account in the name of the Customer (joint accounts are acceptable) with an authorised Bank.

30.11 Payments to Customers in respect of realisation etc., but only where the original investment was made after 1 April, 1994, trigger an identification requirement if the amount exceeds ECU 15,000 (at present, say (pound)10,000). This identification requirement will be satisfied by a cheque payable tO THE Customer and crossed "account payee" or by a transfer to a bank account in the name of the Customer.

           APPLICATION TO TTI

30.12 In the absence of evidence or suspicion of money laundering, identification procedures do not have to be applied to Customers existing as at 1 April 1994 either retrospectively or for future transactions.

           Termination payments will invariably exceed the transactions limits and trigger an identification requirement which can be met by ensuring that payments are made only to the Customer as described in the following paragraphs.

           RECORD KEEPING

30.13      Relevant Requirement and Guidance

           Where evidence of identity has been obtained these must be kept for at least five years.

           Transaction records must also be retained for at least five years from the end of the relationship or settlement of the one-off transaction and must include, in addition to normal details the origin of funds paid by the Customer including in the case of cheques, the sort code, account number and drawer's name. In addition, although not specifically required it is considered good practice to retain a copy of the signature on Customer cheques.

           For payment to Customers, the form and destination (i.e. cheque details or bank and account number for transfers). This applies to all transactions with all Customers after 1 April 1994 and not just to those cases where identification procedures are required.

           Evidence of the verification of identity (mainly cheque or electronic transfer details) have to be kept.

           Otherwise the transaction details set out in the Regulations do not impose any recording requirements in addition to the details captured by the accounting system.

30.14      Reporting Procedures

           The Regulations require an investment business to establish a central point of contact - The "Money Laundering Reporting Officer" ("MLRO") whose responsibility it is to receive notification by employees of suspicions of money laundering, to evaluate those suspicions and, if appropriate, to report them to the National Criminal Intelligence Service ("NCIS") using the standard format provided. The MLRO for TTI is Charles Mcauley and if he is not available, Robin Cotterill.

           There must also be clear procedures for employees to follow to bring suspicions to the attention of the MRLO without the Customers becoming aware of the situation thus triggering potential criminal sanctions for "tipping off".

           FAILURE TO REPORT IS A CRIMINAL OFFENCE BUT THE DUTY OF EMPLOYEES IN THIS RESPECT IS DISCHARGED BY INFORMING THE MLRO OF THEIR SUSPICIONS.

           It is essential that the Customer is not informed that a report has been made to NCIS as this may trigger criminal penalties. It is also important to note that it may be necessary to report even if the potential Customer has been turned away. In addition the consent of NCIS is required to continue dealing with a Customer once a report has been made.

30.15      TRAINING

           RELEVANT REQUIREMENTS AND GUIDANCE

           The Regulations require that relevant employees are made aware of the requirements of the legislation, are trained in the procedures established by management to prevent money laundering and to report suspicious transactions, and are able to recognise potential money laundering situations. All training will be organised by Compliance.

30.16      APPLICATION TO TTI

           Training consists of reading literature supplied by the Head of Group Compliance, together with a viewing of a specialist video on the subject. In July, 1999, all Partners and Staff have received appropriate training.

30.17      RECORD KEEPING

           In the unlikely event that any Customers forward moneys to TTI direct cheques will be copied and forwarded to the appropriate custodian.

30.18      REPORTING

           Charles Mcauley has been appointed MLRO and in his absence, Robin Cotterill will deputise for him. In view of the small size of the organisation all staff should report directly to him.

[31]       NON - OBSERVANCE OF COMPLIANCE

31.1 The Head of Compliance shall monitor the conduct of employees to ensure compliance with the IMRO Rules. If it should come to his attention that a breach has occurred he will first review that breach with the individual concerned and, if the breach is material, report the case to a meeting of the partners who will determine what action should be taken, which may include dismissal and/or referral to IMRO. The breach and remedial action will be recorded in the Breaches Register.

[32]        RESPONSIBILITY FOR COMPLIANCE

32.1 COMPLIANCE WITH IMRO'S RULES AND THIS MANUAL IS THE RESPONSIBILITY OF EACH EMPLOYEE OF TTI IN THE PERFORMANCE OF HIS DUTIES. THE PARTNERS ARE RESPONSIBLE COLLECTIVELY FOR THE FIRM'S COMPLIANCE WITH THE RULES. The Head of Compliance is responsible to monitor the application and effectiveness of these procedures, having regard to the objectives laid down in the IMRO Rules, and to make changes in response to changes in the IMRO Rules and other legislation /regulations.

32.2 The Head of Compliance will investigate what he feels necessary in the application and effectiveness of these procedures and any other issues which he feels may raise compliance issues. All employees will co-operate fully with the Head of Compliance in pursuance of his duties, and with IMRO in any investigation.

32.3 On all operational matters involving compliance an employee is subject to the decision of the Head of Compliance.

[33]          AUTHORITY AND DUTIES OF THE HEAD OF COMPLIANCE

33.1         The Head of Compliance has the authority to :

             - attend any meetings, whether or not they concern compliance directly
             -    examine all documents and records
             -    interview any partner or employee
             -    conduct any investigations he sees fit
             - submit compliance matters for consideration to a partners meeting

33.2 The Head of Compliance may, if he sees fit, without prior consultation with the managing partner, or any other partner or employee, report on any compliance matter directly to any competent regulatory authority.

33.3 The Head of Compliance may appoint a deputy to perform any of his duties. In Charles Mcauley's absence, Robin Cotterill will assume his responsibilities.

33.4 The Head of Compliance will ensure at all times appropriate authorisation by IMRO of TTI business. He will also be responsible for monitoring the requirements of all relevant regulatory requirements.

33.5 Compliance with the financial requirements of Chapter V of the IMRO Rules is the responsibility of the Partner, Administration.

[34]       ADMINISTRATIVE PROCEDURES

34.1 This Manual can be amended only with the approval of the Head of Compliance. Employees have the right to be consulted prior to any change, and will given reasonable notice to implement any changes made.

34.2 WHILE THE HEAD OF COMPLIANCE SHALL TO THE EXTENT POSSIBLE ENSURE THIS MANUAL ACCURATELY REFLECTS THE NATURE AND CONDUCT OF TTI BUSINESS, THE AUTHORISED INVESTMENT MANAGERS AND TRADERS ARE RESPONSIBLE TO RECOMMEND CHANGES TO THIS MANUAL IN RESPONSE TO THE SERVICES TTI PROVIDES AND ADVANCES IN MARKET PRACTICE.

[35]       IMRO RETURNS

35.1 The Head of Compliance is responsible for timely and accurate preparation and submission of all IMRO Returns, with the exception of Financial Returns which are the province of the Partner, Administration.

[36]       DERIVATIVES

           IMRO published a Consultation document entitled "Derivatives" in November, 1996. TTI has developed a detailed procedure consistent with this document and it appears as APPENDIX 7 to this manual.

                                   APPENDIX 1


                     TT INTERNATIONAL INVESTMENT MANAGEMENT

               STAFF UNDERTAKING & PERSONAL ACCOUNT DEALING NOTICE


This Staff Undertaking ("THE UNDERTAKING") applies to all Partners and Employees of TT International Investment Management ("TTI"). TTI must at all times act in accordance with the letter and the spirit of the applicable rules and laws that govern us and the business undertaken by us. As a partner or employee of TTI it is important that you act at all times within the applicable rules and laws which govern you individually. THIS UNDERTAKING is part of those rules and laws and represents part of your contract of employment with TTI.

A]       PERSONAL ACCOUNT DEALING NOTICE [EXTRACT FROM SECTION 11 OF COMPLIANCE
         MANUAL]

         PERSONAL ACCOUNT TRADING

         Statement of General Principles: No personal dealing will be tolerated which may endanger in any way the business reputation of TTI. Furthermore, such dealing must not interfere with the performance of an employee's duties. Any employee whose personal dealings breach these rules may be prohibited from dealing on their own account. Compliance with these rules forms part of an employee's contract of employment. Failure to comply with, abuse of, or attempt to circumvent these rules will be considered grounds for disciplinary action, which may include dismissal. The Head of Compliance will monitor compliance with these rules.

         Pre-Approval of Personal Trading: Every partner and employee shall obtain the prior written approval of the Head of Compliance before directly or indirectly acquiring or selling beneficial ownership in any securities according to the following procedures:

          (a) Authorization to Deal Form. To obtain approval, a partner or employee must submit a completed Authorization to Deal Form (Appendix 2 of Compliance Manual Section 11) to the Head of Compliance.

          (b) Approval. If cleared by him, the Head of Compliance will sign and date the form. The authorization to deal is valid for a maximum of 24 hours unless otherwise stipulated by the Head of Compliance.

          (c) Evidence of Transaction. Each partner and employee that directly or indirectly acquires or sells beneficial ownership in any securities must ensure that the Head of Compliance receives a contract note (or similar evidence of a transaction) within 48 hours of the transaction.

          (d) Special Procedures for Head of Compliance. The Head of Compliance must submit a completed Authorization to Deal Form to a partner for approval before directly or indirectly acquiring or selling beneficial ownership in any securities.

          (e) Alternates for Head of Compliance. In cases where the Head of Compliance is not available, authority to deal can be given by the Deputy Compliance Officer, or, in the absence of the Deputy Compliance Officer, any partner. The Authorization to Deal Form will be reviewed and countersigned by the Head of Compliance on his return to the office.

     Standards for Approval: Partners and employees shall confirm that a transaction for which they are requesting approval meets the following standards, and the Head of Compliance shall consider these standards, as well as any other relevant circumstances, in determining whether to approve the transaction.

          (a) No Customer Dealing. PARTNERS AND EMPLOYEES ARE PROHIBITED FROM DEALING FOR THEIR OWN ACCOUNT IN SECURITIES OF AN ISSUER AT THE SAME TIME AS TTI IS ENGAGED IN DEALING IN THE SECURITIES OF THAT ISSUER FOR ITS CUSTOMERS. In particular, if a partner or employee knows that TTI has accepted a Customer's order or has made a decision to deal for a Customer, such person must not deal in a security of that issuer until 24 hours after completion of the Customer's transaction. It is the responsibility of the person proposing to deal for their own account to verify that the proposed transaction does not conflict with transactions for TTI Customers. MOREOVER, PARTNERS AND EMPLOYEES MAY NOT SELL TO OR BUY FROM ANY CUSTOMER OF THE FIRM FOR THEIR OWN ACCOUNT.

          (b) No Dealing Contrary to a Customer's Interest. Partners and employees must not deal in an investment at a time or in a manner likely to have a direct adverse effect on the particular interests of one of TTI's Customers.

          (c) Stop List. Partners and employees cannot deal in the securities in a "Stop List." The Head of Compliance will inform partners and employees at the time they seek authorization whether a security is on the list. ALL PARTNERS AND EMPLOYEES MUST INFORM THE HEAD OF COMPLIANCE IMMEDIATELY IF THEY RECEIVE MATERIAL NON-PUBLIC INFORMATION (IE INSIDE INFORMATION) WITH RESPECT TO ANY ISSUER. The Head of Compliance shall consider whether any such issuer is placed upon the Stop List.

          (d) Minimum Holding Period. Partners and employees cannot sell a security unless it has been held for A MINIMUM OF THIRTY DAYS. This requirement is to discourage partners and employees from short term trading. The Head of Compliance may waive this requirement in certain circumstances, for example in the case of the sale of securities acquired from the demutualisation of a Building Society or Life Office.

          (e) Watch Period. If TTI makes a decision to deal for a Customer in a security dealt in by a partner or employee in the thirty days prior to the Customer decision, the Head of Compliance may request the partner or employee to provide additional information about the personal account transaction.

          (f) Investments in Initial Public Offerings and Private Placements. In determining whether to approve the acquisition by partners or employees of any securities in an initial public offering, private offering or other `high demand' issue, the Head of Compliance shall consider whether the proposed acquisition raises specific issues under US securities laws in relation to any investment fund managed by TTI that is registered with the US Securities and Exchange Commission.

         Reporting Requirements:

         (a) Initial Holdings Reports. Every partner and employee must file an initial holdings report with the Head of Compliance, no later than 10 days after the person becomes a partner or employee, as applicable, containing the following information:

                (i) The title, number of shares and principal amount of each security in which the person had any direct or indirect beneficial ownership when the person became a partner or employee;

                (ii) The name of the account holder that had the direct beneficial ownership of each security in (i), or such other information to identify the nature of the account that held the security and the relationship between the owner of the security and the person submitting the report;

                (iii) The name of any broker, dealer or bank where an account holder in (ii) maintained an account in which any securities were held for the direct or indirect benefit of the person as of the date the person became a partner or employee; and

                (iv)     The date that the report is submitted by the person.

                In addition, as part of TTI's standard Employment Contract all employees are required to sign a declaration entitled "Staff Undertaking & Personal Account Dealing Notice" (Appendix 1 of Compliance Manual Section 11) which must be submitted along with the initial holdings report.

         (b) Account Opening Statements. A partner or employee must file with the Head of Compliance an account opening statement, no later than 10 days after an account is opened with a broker, dealer or bank in which securities are held for the direct or indirect benefit of such person. The account opening statement must contain the following information:

                (i) The name of the broker, dealer or bank where the account was established;

                (ii) The name of the account holder that has the direct beneficial ownership of each security in (i); or such other information to identify the nature of the account that held the security and the relationship between the owner of the security and the person submitting the report;

                (iii)    The date the account was established; and

                (iv)     The date the report is submitted by the person.

         (c) Annual Holdings Reports. Every partner and employee must file with the Head of Compliance an annual holdings report not later than 15th January of each calendar year containing the following information (which information must be current as of 31st December of the preceding year):

                (i) The title, number of shares and principal amount of each security in which the person had any direct or indirect beneficial ownership;

                (ii) The name of the account holder having the direct beneficial ownership of each security in (i);

               (iii) The name of any broker, dealer or bank where an account holder in (ii) maintained an account in which any securities were held for the direct or indirect benefit of the person; and

                (iv)     The date that the report is submitted by the person.


Securities and Accounts Covered by Sections 11.2 to 11.4 of the Compliance
Manual

(a) General Policy. The procedures in Sections 11.2 to 11.4 of the Compliance Manual apply to the purchase or sale of all securities, derivatives, and units or shares in collective investment schemes, except as specifically excluded in (c) below.

         The procedures apply to the above transactions conducted by:

          o all partners and employees of the UK firm and its direct or indirect subsidiaries;

          o other persons who are informed by the Head of Compliance that they are covered by the procedures;

          o    persons connected to the above; and

          o entities connected to the above by way of influence or benefit derived, including but not limited to pension funds, trusts, companies, incorporated or unincorporated investment vehicles.

(b) Investment Trust Savings Schemes. In the case of Investment Trust Saving Schemes, the partner or employee need receive only initial pre-approval when the scheme is set up. No pre-approval is necessary on an ongoing basis provided the partner or employee does not determine the time of execution. Any amendment to the terms of the saving scheme, ie amount of periodic investment or the identity of the Investment Trust involved, requires pre-approval as does any irregular transaction.

(c) Exceptions for Certain Investments. Sections 11.2 to 11.4 of the Compliance Manual do not apply to transactions in, or holdings of:

          o    bankers' acceptances and bank certificates of deposit;

          o high quality (rated at least AA minus by S&P, or equivalent rating) short-term fixed rate corporate debt instruments including commercial paper;

          o    direct obligations of the US or UK government;

          o US registered open-end investment funds (except those advised or sub-advised by TTI);

          o    spot and forward foreign exchange contracts; and

          o life assurance policies (other than a life assurance policy or pension plan that is linked to the performance of investments selected by the partner or employee).

                Where a partner or employee is a UK resident, Sections 11.2 to
                11.4 of the Compliance Manual do not apply to transactions in, or holdings of:

          o UK Regulated Collective Investment Schemes such as Authorized Unit Trusts (except those advised or sub-advised by TTI);

     (d) Exceptions for Certain Accounts. A partner or an employee need not follow the procedures in Sections 11.2 to 11.4 of the Compliance Manual with respect to transactions effected for, and securities held in, any account over which the person cannot have direct or indirect influence or control. If a partner or employee has such an account, THE PERSON IS REQUIRED TO PROVIDE THE HEAD OF COMPLIANCE WITH COPIES OF ALL THE ACCOUNT DOCUMENTATION ALONG WITH THE "STAFF UNDERTAKING & PERSONAL ACCOUNT DEALING NOTICE" (SEE APPENDIX 1) AND IS REQUIRED TO INFORM THE HEAD OF COMPLIANCE OF ANY SUBSEQUENT CHANGES TO SUCH DOCUMENTATION.

Definition of Beneficial Ownership. For purposes of the procedures in Sections
11.2 to 11.4 of the Compliance Manual, "beneficial ownership" of a security is determined by reference to, among other things, the provisions of Section 16 of the US Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities in which he or she, or any person connected to him or her, has a direct or indirect pecuniary interest. For illustrative purposes, the following is a list of situations (not necessarily exhaustive) in which a partner or employee should consider himself or herself the beneficial owner of securities held:

         (a)    by his or her spouse,

         (b)    by his or her minor children,

         (c)    by a relative who shares his or her home,

         (d) by other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power,

         (e) in his or her capacity as a trustee or settlor of a trust, or as a personal representative of an estate in which he or she or an associate (any person, including members of his or her family, companies or partnerships, whose business or domestic relationship would give rise to a community of interest) has a significant beneficial interest,

         (f) in his or her capacity as a trustee or settlor of any other trust, or a personal representative of any other estate unless he or she is relying entirely on the advice of another person (such as another broker or a solicitor), or

         (g) for the account of another person as recommended by the TTI partner or employee other than in his or her capacity as a TTI partner or employee.

         Review and Enforcement:

         (a) The Head of Compliance shall review all of the reports and any other information provided under this Section 11 to determine whether a violation of Section 11 of the Compliance Manual may have occurred. Before making any determination that any person has committed a violation, the Head of Compliance shall give such person an opportunity to supply additional explanatory material.

         (b) If the Head of Compliance determines that a violation of Section 11 of The Compliance Manual has occurred, he or she shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to TTI partners and to the board of directors of any investment fund managed by TTI that is registered with the US Securities and Exchange Commission. Sanctions may include, but not be limited to, a ban on personal account trading and surrender of any profits.

(b) No person shall participate in a determination of whether he or she has committed a violation of Section 11 of the Compliance Manual or of the imposition of any sanction against himself or herself.

B]        PROVISIONS OF US SECURITIES LAWS

          In addition, you are subject to certain restrictions under U.S. securities laws by virtue of the fact that TTI is registered as an investment adviser with the U.S. Securities and Exchange Commission. Among other things, in connection with the purchase or sale, directly or indirectly by you of a security held or to be acquired by a U.S. registered investment fund, you are prohibited from:

          (a) employing any device, scheme or artifice to defraud the fund;

          (b) making to the fund any untrue statement of a material fact or omitting to state to the fund a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading;

          (c) engaging in any act, practice of course of business which would operate as a fraud or deceit upon the fund; or

          (d) engaging in any manipulative practice with respect to the fund.

C]     PERSONAL BENEFITS

       You must not accept from any person any benefit or inducement, which is likely to conflict with your duties to TTI or any of TTI' customers.

       If you are in any doubt you should consult THE COMPLIANCE OFFICER.

D]     COUNSELLING AND PROCURING

       If the above provisions preclude you from entering into any transaction yourself, you cannot: -

          (a) advise or cause any other person to enter into such a transaction; OR

          (b) communicate any information or opinion to any other person,

       if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so.

       This does not apply to actions that you take in the course of your employment with TTI. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not mean that you are precluded from dealing for a customer.

E]     SUMMARY OF INSIDER DEALING LEGISLATION

       The Rules of IMRO require us to provide you with a brief summary of the insider dealing legislation.

       The insider dealing provisions contained in PART V OF THE CRIMINAL JUSTICE ACT 1993 ("THE ACT") are complex, and if you would like more details or are in any doubt whether a particular transaction would be prohibited, you should consult THE COMPLIANCE OFFICER.

       THE ACT applies to all securities traded on a regulated market (which currently includes all EU stock exchanges, LIFFE, OMLX and NASDAQ), and to warrants and derivatives (including index options and futures) relating to these securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

       In broad terms, and subject to the exemptions provided by THE ACT, THE ACT makes it a criminal offence, with a maximum penalty of seven years imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market; or to deal with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public, would be likely to have a significant effect on the price of the securities. This applies to all companies' securities affected by the information, whether directly or indirectly (for example, competitors of a company about to bring out a new product).

       THE ACT applies whether you deal as part of your employment or on your own account. It also covers any information that you obtain directly or indirectly from an insider whether or not in the course of your employment, (for example by social contacts).

       If you are precluded from dealing, normally you are also prohibited from:
       -

          (a) dealing on behalf of TTI or a customer (except perhaps on an unsolicited basis);

          (b) procuring or encouraging another person to deal in price affected securities (whether or not the other person knows they are price affected); and

          (c) passing the inside information to another person other than in the proper performance of your employment.

       It is possible for a transaction which involves insider dealing to constitute an offence otherwise than under the insider dealing provisions of the CRIMINAL JUSTICE ACT. In particular, under section 47 (1) of the FINANCIAL SERVICES ACT 1986 a person who "dishonestly conceals any material facts" is guilty of an offence if he does so for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person from whom the facts are concealed) to buy or sell an investment, or to refrain from buying or selling an investment. This offence could well be committed by a person who conceals price sensitive information from a counterparty to induce him to deal, if the concealment is dishonest.

                                   UNDERTAKING

I ......................................................(full name) confirm that
I have read and understood this STAFF UNDERTaking (dated July 1998) and accept its contents.

I agree to undertake to observe PART V OF THE CRIMINAL JUSTICE ACT 1993, in its present form and as it may be amended or replaced in future, and the requirements regarding personal account transactions that are set out in the foregoing notice.

I agree to comply with Section 11 of TTI's Compliance Manual and the provisions of U.S. securities laws referred to in this Staff Undertaking.

I agree to undertake to act at all time in conformity with the rules of IMRO and the procedures of TTI, as they will be notified to me from time to time.

I agree that THIS UNDERTAKING extends to any amended or replacement requirements that TTI set out in any written notice that TTI subsequently gives to me.

I further agree that THIS UNDERTAKING shall form part of my contract of employment (or contract for services) with TTI and that any breach of THIS UNDERTAKING will entitle TTI, inter alia, to terminate that contract without notice.




Signed:.................................


Name:...................................


Date:...................................

                                   APPENDIX 2

                                PERSONAL DEALING





NAME:                                     SIGNATURE:
(name of "connected party*" if relevant)



NAME  OF  STOCK:                          BUY OR SELL:



AMOUNT:



TIME AND DATE OF REQUEST:



TIME PLACED:



NAME  OF  BROKER:



CONFLICT  WITH ANY  CUSTOMER:




 ..................................      DATE: ...............................

AUTHORISED BY THE HEAD OF COMPLIANCE
(or his alternate)

NOTES:

Before any deal is authorised the following as an absolute minimum must be considered

(I)      Is there a potential conflict with any TT Customer or related party

(ii)     Has the stock been held for 30 days or more

(iii)    Does the   party dealing have price sensitive information?


*  DEFINED BY THE IMRO RULES.

   THIS AUTHORISATION IS VALID FOR A MAXIMUM OF 24 HOURS UNLESS OTHERWISE STIPULATED BY TTI'S HEAD OF COMPLIANCE



                                   APPENDIX 3


                IMRO RULEBOOK / COMPLIANCE MANUAL CROSS REFERENCE

IMRO RULE            HEADING                                         COMPLIANCE MANUAL REFERENCE
---------            -------                                         ---------------------------


                                                                     (PC = Private Customer)

CHAPTER I            STANDARDS OF CONDUCT                            not specifically referred to

CHAPTER II           CONDUCT OF BUSINESS RULES
1.1 to 1.4           Advertising                                     6
1.5                  Cold Calling                                    not applicable (PCs)
1.6                  Inducements                                     15
1.7                  Soft Commission                                 14
1.8, 1.9             Overseas Business                               not applicable (PCs)
2.1                  Customer Status                                 7
2.2                  Agreements with PCs                             not applicable
2.3                  Agreements with non-PCs                         8
2.4                  Contents of Customer Documents                  8
2.5                  Exclusion of Liability                          8
3.1                  Suitability                                     7
3.2                  Understanding Risk                              not applicable (PCs)
3.3                  Material Interests                              9
3.4                  Reasonable Charges                              12
3.5                  Information about Remuneration                  not applicable (PCs)
3.6                  Customer Order Priority                         18
3.7                  Timely Execution                                17
3.8                  Best Execution                                  13
3.9                  Timely Allocation                               18
3.10                 Fair Allocation                                 18
3.11                 Churning and Switching                          19
3.12                 Dealing Ahead of Published Research             not applicable
3.13                 Contingent Liability Transactions               not applicable (PCs)
3.14                 Insider Dealing                                 10
3.15                 Stabilisation                                   not applicable
3.16                 Market Making                                   not applicable
3.17                 Deleted
4.1                  Fair and Clear Communications                   6
4.2                  Information about the Firm                      not applicable (PCs)
4.4                  Contract Notes                                  20  }
4.5                  Periodic Information                            21  }  For the most part
5.1                  Safekeeping of Customer Assets                  22  }  not applicable
5.2                  Client Money Regulations                        23  }
6.1 to 6.6           Packaged Products                               not applicable
7.1 to 7.8           Collective Investment Schemes                   not applicable
8.1 to 8.4           BES Schemes                                     not applicable
9.1                  Corporate Finance                               not applicable
10.1 to 10.5         OPS Members                                     not applicable
11.1 to 11.7         Trustee Activities                              not applicable
12.1                 European Institutions                           not applicable

                                       63











                                       64



CHAPTER III          FRIENDLY SOCIETIES                              not specifically referred to

CHAPTER IV           COMPLIANCE, REPORTING, RECORDS AND COMPLAINTS

1.1                  Compliance Arrangements: General                1 to 3, 30 to 34
1.2                  Access and Inspections                          not specifically referred to
1.3                  Statements of Representation                    not specifically referred to
1.4                  Insider Dealing                                 10
1.5                  Personal Dealings                               11
1.6                  Records                                         16, 17
1.7                  Appointed Representatives                       not applicable
1.8                  Disqualified Employees                          not specifically referred to
2.1 to 2.3           Notifications                                   28
3.1                  Complaints                                      29

CHAPTER V            FINANCIAL RULES                                 24 to 27, 35

CHAPTER VI           GENERAL REQUIREMENTS                            not specifically referred to

CHAPTER VII          MEMBERSHIP AND REGISTRATION                     4, 5


                                   APPENDIX 4



                                      IMRO

                         STATEMENT OF PERMITTED BUSINESS

                                       FOR

                     TT INTERNATIONAL INVESTMENT MANAGEMENT

                                 AS AT 08/10/97

               IMRO STATEMENT OF PERMITTED BUSINESS AS AT 8/10/97

                  TT INTERNATIONAL INVESTMENT MANAGEMENT (4096)

                                     PART I
                         PERMITTTED BUSINESS CATEGORIES
       START DATE                 CATEGORIES

--------------------------------------------------------------------------------

                         A    MANAGING AND ADVISING

                        * 1 Managing investments for Private Customers 01/01/96
                        * 2 Managing investments for Non-private Customers
                            01/01/96
                        * 3 Managing investments for non-UK Customers
                        * 4 PEP manager
                          5 Managing investments DELEGATED
                          6 Investment advice to Non-private Customers
                          7 Treating Private Customers as non-private Customers 8 Own accounting dealing
                        * 9 Trustee Activities
--------------------------------------------------------------------------------

                         B    COLLECTIVE INVESTMENT SCHEMES

                         1 Manager of authorised unit trusts
                         2 Trustee of authorised unit trusts
                         3 Authorised futures and options funds
                         4 Authorised geared futures and options funds
                         5 Authorised property funds
                         6 Authorised corporate director of open-ended
                           investment companies
                         7 Depositary of open-ended investment companies
                         8 Operator of unregulated collective investment schemes 9 Trustee of unregulated collective investment schemes
                      * 10 Broker Fund adviser
                        11 Operator of Enterprise Investment Schemes
                      * 12 Administrationof collective investment schemes
                        13 Collective investment schemes administration
                           DELEGATED
--------------------------------------------------------------------------------

                         C    OCCUPATIONAL PENSION SCHEMES

                         1    OPS Firm
--------------------------------------------------------------------------------

                         D    VENTURE CAPITAL

                        * 1   Venture Capital Business
--------------------------------------------------------------------------------

                         E    OTHER ACTIVITIES

      01/01/96          * 1   Derivatives on exchange
      01/01/96          * 2   Derivatives OTC
      08/10/97          * 3   Stocklending
      01/01/96          * 4   Repurchasing agreements
                        * 5   Underwriting on own account and/or participation
                              in placings
      01/01/96          * 6   Sub-underwriting on behalf of a Customer
                          7   Providing Credit to carry out a transaction
                          8   CREST Sponsor
--------------------------------------------------------------------------------

  *Denotes the categories which may bring a Frim within the scope of the Investment Services Directive

               IMRO STATEMENT OF PERMITTED BUSINESS AS AT 08/10/97

                     II INTERNATIONAL INVESTMENT MANAGEMENT


                               PART I (CONTINUED)
                          PERMITTED BUSINESS CATEGORIES
     START DATE                CATEGORIES
--------------------------------------------------------------------------------

                         F    CUSTOMERS' MONIES AND ASSETS

                         1    Holding clients' monies
                         2    Holding customers' assets
                         3    Controlling customers' monies and assets
---------------------- ------ -------------------------------------------------

                         G    ANCILLARY  ACTIVITIES

                         1    Investment advice to Private Customers
                        *2    Dealing in investments
      18/10/96          *3    Arranging deals in activities
                        *4    Money Market activities
                        *5    Independent intermediary activities
                         6    Pension Transfer activities
                         7    Corporate Finance Business
                         8    Marketing authorised unit trusts
                         9    Marketing open-ended investment companies
                        10    Marketing investment trust savings schemes
                        11    Marketing recognised schemes
      18/10/96          12    Marketing unregulated collective investment
                              schemes
                        13    Marketing Enterprise Investment Schemes
                        14    Life Assurance Contracts as a Marketing Group
                              Associate
                        15    Regulated CIS as a Marketing Group Associate
--------------------------------------------------------------------------------

                         H               ADDITIONAL TERMS
                              H1 E3 Limited to Permal Europe Limited and TT European Fund Limited
--------------------------------------------------------------------------------

o DENOTES THE CATEFORIES WHICH MAY BRING A FRIM WITHIN THE SCOPE OF THE INVESTMENT SERVICES DIRECTIVE.

               IMRO STATEMENT OF PERMITTED BUSINESS AS AT 08/10/97

                  II INTERNATIONAL INVESTMENT MANAGEMENT (4096)




                                    PART III
                              OWN FUNDS REQUIREMENT
START DATE             CATEGORIES
-------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                       L      ECU
01/01/96               1      50K
                       2      125K
                       3      730K
--------------------------------------------------------------------------------



                                  CONFIRMATION

I UNDERSTAND THE PERMITTED BUSINESS ACTIVITIES FOR WHICH THIS FIRM IS AUTHORISED AND AGREE NOT TO CONDUCT SUCH BUSINESS OTHER THAN WITHIN THOSE CATEGORIES.

I CONFIRM THE ISD CORE SERVICES, NON-CORE SERVICES AND THE OWN FUNDS REQUIREMENT ARE CORRECT*


SIGNATURE                                                NAME: CJPG MCAULEY

/s/ CJPG MCAULEY

TITLE: HEAD OF COMPLIANCE/LEGAL ADVISER              * DELETE IF NO APPLICABLE

DATE: 9 OCT. 97

                                   APPENDIX 5


5.1           INTRODUCTION

              This section of the manual relates to all advertisements issued or caused to be issued in any form whatsoever by TTI which refer, whether directly or indirectly, to TTI's investment business or to any operated by it and governed by the terms of Section 57 of the Financial Services Act 1986 (FSA).

              IN PRACTICE THE FOREGOING APPLIES ONLY TO COLLECTIVE INVESTMENT SCHEMES (CISS). TTI HAS 3 CISS VIZ PERMAL EUROPE, TT EUROPEAN, AND TT INTERNATIONAL INVESTMENT TRUST.

5.2           DEFINITION

              Under Section 57(2) of the FSA 1986, an advertisement includes any kind of "investment advertisement". An "investment advertisement" is any advertisement inviting anyone to enter or offer to enter into an Investment Agreement or to exercise any rights conferred by an investment to acquire, dispose of, underwrite or convert an investment or containing information calculated to lead directly or indirectly to anyone doing so.

5.3 An "investment advertisement" includes every form of advertising including, in particular, publications, notices, signs, labels, show cards, circulars, catalogues, price lists or other documents, pictures, films, radio or television broadcasting or any other kind of recording. In certain instances it may also include prepared oral statements, e.g. statements at press conferences or presentations. If in any doubt as to whether or not an advertisement constitutes an "investment advertisement" employees must consult the Head of Compliance.

              OBTAINING AUTHORISATION TO ISSUE ADVERTISEMENTS

5.4 Advertisements MUST NOT be published, distributed, sent, transmitted or otherwise issued, or be sanctioned to be issued, WITHOUT first being authorised by the Head of Compliance. If any advertisement is issued or allowed to be issued without authorisation TTI will be in breach of the IMRO rules and the employee responsible for allowing an advertisement to be issued in such circumstances MAY BE COMMITTING A CRIMINAL OFFENCE.

5.5           A Customer who enters into a contract with TTI as a result of an
               "unauthorised" advertisement could refuse to be bound by the contract and could recoup from TTI any resulting loss he suffers.

              In order for authorisation to be given to an advertisement a draft copy of the proposed advertisement MUST be given to the Head of Compliance.

5.6 In the first instance the employee who drafted the Advertisement must ensure that it complies with all relevant rules. Upon receipt of the draft copy of the advertisement the Head of Compliance must check to ensure that it complies with all relevant IMRO - or other rules. The rules setting out what is required to be contained in an advertisement are given below.

REGISTER OF INVESTMENT ADVERTISEMENTS

5.7 A register of investment advertisements must be retained for three years after the latest publication date. This register is maintained by the Head of Compliance and a copy of each advertisement, signed and dated by both the employee who drafted the Advertisement and the Head of Compliance to indicate approval must be maintained in his office.

5.8           RULES APPLICABLE TO ALL ADVERTISEMENTS ("CATEGORY `A'
              ADVERTISEMENTS")

              ALL advertisements MUST comply with the following requirements:

               i. the advertisement should state clearly that it contains promotional material and has a promotional purpose and it should be distinct from any other matter contained in the medium which carries it; and

               ii. the nature of the investment or the services being promoted in the advertisement should be stated clearly; and

               iii. any statement, promise or forecast is not untrue or
                    misleading; and

               iv. any statement of fact must NOT be used UNLESS TTI has reasonable grounds for believing it to be true and for believing that it will continue to be true during the currency of the advertisement; and

               v. any statement of opinion included in the advertisement (whether held by TTI or any other person) may only be made if, at the time the advertisement is issued or approved, TTI has reasonable grounds for believing that it is the opinion held by that person at the time; and

               vi. any statement relating to the scale of activities of TTI or a Connected Company, or any activity or resources of or available to them, must not be misleading; and

               vii. must be clearly identifiable as an advertisement and not presented in such a manner as to appear to be part of a news item, report, bulletin or article; and

               viii. where the advertisement contains an invitation to the reader to apply for further information it must clearly state the fact that such an application may lead to follow up telephone calls or personal visits being made on the reader by TTI.

     Documentary evidence MUST be kept for easy access in case of inspection in respect of any statements made in iv. and v. above

              In addition to the above requirements there are general prohibitions on the issue of an advertisement which must be taken into account before approval is given and before the advertisement is issued or caused to be issued by TTI. Under these prohibitions TTI MUST NOT:

     i. design the content and format of the advertisement in such a manner as to render it likely to be misunderstood;


          ii. disguise the significance of any statement, warning or other matter required to be included in the advertisement by the design, content or format;

          iii. issue an advertisement with the intention of persuading anyone who responds to it to transact investment business of a kind not described in the advertisement;

          iv. state or imply in the advertisement that the investment or services being advertised has been approved or otherwise endorsed by IMRO, PIA, SIB or any governmental body UNLESS approval has been given in writing. EXCEPTIONS to this are:

               a. where an investment has been recognised by the Inland Revenue for any tax relief purposes this may be stated in the advertisement, e.g. PEPs; and

               b.   the statement that TTI is regulated by IMRO.

          v. include any statement indicating the scale of the activities, or the extent of the resources, of TTI which would imply that these activities, or resources, available to support performance of its obligations are in fact greater than they are;

          vi. quote anything said or written by any person, or include any statement purporting to represent a person's views, UNLESS:

               a. if in the event that such person is an associate or controller or an employee of TTI, or a close relative of an employee of TTI or of such an associate or controller, a statement of that fact is included in the advertisement; and

               b. the person's consent to its inclusion in the advertisement has been obtained and provided that such consent has not subsequently been withdrawn; and

               c. the quotation or statement included is relevant to the subject matter; and

               d. the quotation or statement fairly represents the views of the person to whom it is attributed; and

               e. the quotation or statement, or its use in the advertisement, has not become inaccurate or misleading since it was first made or given.

          vii. make any statement about past performance or taxation UNLESS it complies with the requirements given above.

          Any advertisement to which ONLY the above requirements/prohibitions apply is referred to as a Category A advertisement.

5.9 ADVERTISEMENTS WHICH IDENTIFY AND PROMOTE SPECIFIC FUNDS ("CATEGORY `B' ADVERTISEMENTS")

INTRODUCTION

              The requirements given in this section apply ONLY to advertisements which identify and promote one or more particular authorised or unauthorised Collective Investment Scheme Such an advertisement is referred to as a Category B advertisements. The requirements given here are IN ADDITION to those given above. REQUIREMENTS

              Any Category B advertisement issued, or caused to be issue, by TTI is bound under the Regulations to adhere to the following requirements:

               a.   MUST identify TTI and state that TTI is regulated by IMRO,

               b.   MUST state clearly the nature of the fund(s) advertised;

               c. MUST NOT be issued with the intention of creating interest in any funds other than the fund(s) identified in the advertisement. This does not prevent the inclusion of any invitation to apply for information about other funds offered by TTI (provided the "Customer" is "non private".

               d. MUST state enough of the relevant features to give a fair view of the fund(s), including the financial commitments and risks involved and state how full details may be obtained;

               e. MUST NOT specify some in preference to all of the terms and conditions attaching to the unit trust fund(s) UNLESS:

                    i. it provides details of how a written statement of all the terms and conditions may be obtained, and

                    ii. Those which are specified give a fair indication of the nature of the unit trust fund(s), the financial commitment required AND the risks involved.

               f. MUST NOT compare one unit trust fund with another, or another form of investment or saving, UNLESS:

                    i.   the comparison is fair; and

                    ii. it includes all information relevant to the comparison; and a comparison MUST NOT be made with any index UNLESS the comparison is fair.

               g. MUST NOT contain information about the past performance of trust fund UNLESS:

                    i. It is directly relevant to the performance of the fund(s) advertised; and

                    ii. it is complete, or is a fair and NOT misleading, representation of the past performance of the fund(s) advertised, i.e. it has not been selected/presented so as to exaggerate (or disguise) the success (or lack of success) of past performance over the period to which the information relates; and

                    iii. the source of the information (other than that obtained from TTI's own records) is stated and the relevant permission to reproduce the information is sought, if applicable; and

                    iv. it contains a warning that past performance is not necessarily a guide to future performance;

                    v. it contains information relating to the past performance during the period of five years preceding the date on which the advertisement is issued (or from the launch date to the date on which the advertisement is issued if less); and

                    1. if reference is made to an actual return to a client, or a comparison is made with other forms of investment, the reference, or comparison, MUST be made on an "offer-to-bid" basis and the basis MUST be stated or apparent; and

                    2. if a comparison is made of performance with an index or with movements in the price of units or shares, the basis on which the comparison is made MUST be stated or other apparent, e.g. "offer-to-offer", "offer-to-bid", "bid-to-bid";

                         and  any such comparison is fair.

                            NOTE: The information provided will not breach the Regulations if it does not cover the whole of the period and may be for a lesser period than stated here ONLY PROVIDED that the information is complete up to the date before the day on which the advertisement is issued and for which the relevant information was available for inclusion in the advertisement.

              h.     MUST NOT make any reference to taxation UNLESS:

                    i. it includes a warning that the levels and bases of, and relief from, taxation can change; and

                    ii. it states the rate where a matter is based upon an assumed rate of taxation; and

                    iii. it states that any tax reliefs referred to are those
                         currently available and that their value depends upon the individual circumstances of the investor; and

                    iv. it makes it clear whether any tax reliefs (or freedom from taxation) referred to apply directly to the investor, or to TTI, or to the unit trust fund(s) for which the investor applies, or to more than one of them if applicable; and

                    v. it states whether the matters referred to are only relevant to a particular class or classes of investor with particular tax liabilities and identify the class or classes and liabilities concerned; and

                    vi. it does not describe the unit trust fund(s) as being free from any liability to capital gains tax if any realised capital gains of the assets of the unit trust funds(s) to which the value of the fund(s) is linked are subject to tax; and

                    vii. it does not describe the income from the fund(s) as
                         being free from any liability to income tax if the income payable out of the fund is liable to income tax; and

                    viii. it must state that the value of the unit trust fund(s)
                         may fluctuate and is not guaranteed.

                    ix.  MUST NOT contain projections.

5.10 ADVERTISEMENTS MAKING OR INVITING OFFERS (DIRECT OFFER ADVERTISEMENTS - "CATEGORY `C' ADVERTISEMENTS") (THIS CATEGORY DOES NOT APPLY TO "TTI" BUT IS FOR REFERENCE)

              INTRODUCTION

              The requirements given in this section apply to an advertisement which constitutes an offer to members of the public to enter into a contract with TTI, and which requires any person wishing to accept the offer, to send or give his acceptance to TTI, or an agent of TTI. It also applies to any written invitation to an individual to enter into an agreement which is made directly following the individual's response to a Category `A' or Category `B' advertisement issued by TTI. The requirements given here are IN ADDITION to those above. Any advertisement to which these requirements apply is referred to as a Category `C' advertisement.

              TTI has never issued a Category `C' advertisement. However, should it do so the requirements given below MUST be adhered to.

              REQUIREMENTS

              TTI MUST only issue, or approve to be issued, a Category `C' advertisement to a private Customer PROVIDED THAT the advertisement:

               i. gives information about the investments or investment services;

               ii.  gives details of the terms of the offer;

               iii. states clearly, in a separate paragraph and at least in the type-size as that of the main text, the risks involved in investing (acquiring and hold units in the relevant unit trust fund) pursuant to such an offer which is adequate and fair having regard to the regulatory protections (UK or overseas) which apply and the market to which the advertisement is directed; AND

               iv. state clearly that the capital value of, and the income from, the unit trust fund may fluctuate and is not guaranteed;

               v. MUST include written contractual terms as required setting out in adequate detail the basis on which the investment services will be provided.

        In addition to the requirements given above the advertisement:

               a. MUST describe the property or index to which the units or shares are linked and state how the amount of any benefit under the contract will be calculated and it must be made clear that the price of units or shares can go down as well as up; AND

               b. MUST specify the amounts which any person (other than TTI or other issuer) will pay under, or for the purposes of, the contract; AND

               c. MUST outline a Customer's liability (if any) to UK income tax and CGT at the time the advertisement is issued (or, if a proposed change in the relevant law has been announced which it is reasonably practicable for TTI to take into account, under the law as so changed) in respect of any amounts which may be paid under the contract; AND

               d. MUST describe the consequences for the client if at any time he or any person on his behalf were to stop making payments under the contract; AND

               e. MUST state the minimum amount which the client may invest (if any), and if regular amounts are to be invested, what those amounts may be; AND

               f. MUST state if an application for units will NOT be acknowledged; AND

               g. MUST give details of any arrangements under which a client may make regular withdrawals from the amount of his investment in the unit trust fund; AND

               h. MUST be accompanied by a copy of the Scheme Particulars or similar prospectus of the relevant fund(s).

               i. the advertisement MUST also include all other information as may be necessary to enable a client to understand the nature of the unit trust fund(s) concerned and what it is that will determine the ultimate value of his investment.

              STATEMENTS AND FORECASTS OF FUTURE INCOME

              TTI shall NOT publish or cause to be published to any person any statement, forecast or estimate of the future income likely to be derived from investment in any unit trust fund (s).

              CONTRIBUTION TO PUBLICATIONS BY EMPLOYEES

              NO employee is allowed to publish publications or articles written by him about TTI's funds, (or those in any way related to the firm) or any other investments whatsoever, and which, whether or not he is paid or unpaid, refer to his employment with TTI OR any Connected entity (including Customers) or are written under his own name, a pseudonym or unsigned WITHOUT first obtaining the approval of the Head of Compliance to publish the article or defined series of articles in question.

                                   APPENDIX 5

                                                                   ADVERTISEMENT
                                                                REGISTER NUMBER:

                     TT INTERNATIONAL INVESTMENT MANAGEMENT


                     ADVERTISEMENT APPROVAL SUBMISSION FORM


DETAILS OF INVESTMENT ADVERTISEMENT:


TARGET AUDIENCE:

--------------------------------------------------------------------------------
DOES THE ADVERTISEMENT COMPLY IN EVERY WAY WITH THE IMRO RULES AND THE FINANCIAL SERVICES (PROMOTION OF UNREGULATED SCHEMES REGULATION, 1991) ERISA, AND THE INVESTMENT ADVISERS ACT (1940)
--------------------------------------------------------------------------------


MATTERS BROUGHT TO THE ORIGINATOR'S ATTENTION BY THE COMPLIANCE OFFICER:


SIGNATURE OF ORIGINATOR:


COUNTER SIGNATURE OF COMPLIANCE OFFICER:

(TO VERIFY THAT, IN HIS ASSESSMENT, THE ADVERTISEMENT COMPLIES WITH THE IMRO RULES, THE FINANCIAL SERVICES (PROMOTION OF UNREGULATED SCHEMES REGULATIONS, 1991 AND THE ERISA RULES - AS APPLICABLE)


DATE THAT ADVERTISEMENT WAS SUBMITTED:


DATE AUTHORISATION GRANTED BY THE COMPLIANCE OFFICER:

                                   APPENDIX 6



   STATEMENT OF INTERNAL CONTROL FOR THE PURPOSE OF COMPLIANCE WITH RULES ON
                      FINANCIAL SUPERVISION (RULE 4.1 (1) OF CH V)
-------------------------------------------------------------------------------

The main objective of our financial process in so far as compliance with this Rule is concerned is to ensure ongoing adherence to the Financial Resources Requirement (`FRR'). The objective is met by adoption of the following policy and procedure:

[A]      POLICY

A1 That IMRO defined Own Funds shall exceed the Own Funds Requirement and that IMRO defined Liquid Capital shall exceed the Liquid Capital Requirement at all times.

A2 That monthly running expenses of the business shall aim to be more than covered by monthly running income

         A3 Only a partner may commit the firm to expenditure. Significant expenditure shall be approved by all the Partners.

A4 Partners are able to make regular drawings which may be amended from time to time. Drawings outside of regular drawings require the approval of all Partners.

[B]      PROCEDURE

B1 The Finance Partner is required to maintain the financial records of the business in such a way that ensures the above policies are adhered to. The financial records are maintained in hardcopy form, as well as appropriate software, subject to offsite back-up routines.

           B2 All bank accounts are reconciled regularly but at least monthly by the Financial Controller, who is responsible also for the collection of all fee income.

B3 The Financial Controller is required to report to the partners as at each month end, usually by the 15th of the following month, on the financial condition of the firm.

B4 The partners meet periodically to review this report and determine any action that may be appropriate to ensure the policies are adhered to.

B5 Only the Finance Partner and/or the Financial Controller, as a matter of established procedure, may disburse funds, including partners' drawings.

                                   APPENDIX 7

DERIVATIVES



           THE FOREGOING ASSUMES A WIDE DEFINITION OF DERIVATIVES, INCLUDING, FOR EXAMPLE, FORWARD FOREIGN EXCHANGE CONTRACTS AND WARRANTS. THIS WIDER DEFINITION RECOGNISES THAT CERTAIN TRANSACTIONS, NOT COMMONLY DEFINED AS DERIVATIVES, INVOLVE UNIQUE ECONOMIC, CREDIT, PERFORMANCE AND OPERATIONAL RISKS SIMILAR TO THOSE INHERENT IN DERIVATIVE TRANSACTIONS.

           Analysis of TTI's involvement in derivatives must distinguish clearly between activity in relation to `leveraged' accounts and activity in relation to `institutional' accounts. Each account falls clearly within only one of these categories:

36.1       (1)    LEVERAGED:

                  Permal Europe
                  The TT European Fund Ltd
                  Caxton International
                  The TT Asia Pacific Fund Limited

           (2)    INSTITUTIONAL:



           Alfanar Europe                     Bimcor                           Canadian Utilities

           Collins Associates                 The Common Fund                  Denver Public Schools

           Detroit General Retirement         .Detroit Police and Fire         Gannett Co. Inc

           The Walt Disney Company            Houston Municipal                The Kresge Foundation

           Luther King Capital                Ludwig Institute for Cancer      Northern Trust Co
           Management                         Research

           Teachers' Retirement System of     University of Notre Dame         Oregon Investment Council
           Louisiana

           Public Employees Retirement        RCB                              TT International Investment
           System of Ohio                                                      Trust

           Workplace Safety                   The Wellcome Trust               West Virginia


           OBJECTIVES

           (1) Leveraged:

           The investment objective of these accounts is to produce annual double digit absolute returns from exposure to equity markets, including the use of leveraging and/or hedging (both as to currency and equity market risk) techniques. Leveraging and hedging often involve the use of derivatives; their use in this context is, therefore, central to the management of these accounts. In addition, TTI seeks further to enhance returns through selective, and occasional, use of derivatives in the foreign exchange and interest rate markets. Derivatives are also used to take positions in specific equities (either long or short) when, for a variety of reasons, investment managers consider it expedient to do so.

           The use of derivatives in these accounts falls, therefore, into three broad areas:

               o to provide leverage or hedging (both currency and equity risk) of the portfolio as a whole

               o to provide exposure to non - equity markets (foreign exchange and interest rates)

               o as a substitute for `cash-market' positions in specific equities.

           The leveraged accounts, broadly speaking, and with slightly varying limitations, permit us to undertake a wide variety of derivative transactions.

36.2          INSTITUTIONAL:

           Here TTI's investment objective is to produce positive benchmark-relative returns from `long-only' investment in equities. On an ongoing basis, TTI seeks to enhance local currency equity market returns through judicious hedging of currency exposures. Occasionally, TTI uses derivatives as a substitute for, or as a hedge of, `cash-market' positions in particular equity markets.

           It should be noted that, to date, aside from:

               o hedging of currency exposures, across all accounts, by means of Forward Foreign Exchange Contracts

               o    the purchase of Warrants across all accounts

               o the use of Exchange Traded Stock Index Futures as a `cash-market' substitute in the case of Gannett and one other account (since terminated)

           no other derivative transactions have been undertaken for institutional accounts; TTI is in the process of establishing facilities to undertake Exchange Traded Stock Index Futures transactions for those accounts which permit such transactions.

           While this articulates, broadly, TTI's objective in the use of derivatives for institutional accounts, the extent to which TTI is permitted by investment guidelines to undertake such transactions varies considerably from case to case.

36.3       TYPES OF TRANSACTIONS

           THIS DISCUSSION FOCUSES ON CURRENT PRACTICE. CERTAIN TYPES OF TRANSACTIONS DESCRIBED BELOW AS APPLICABLE TO INSTITUTIONAL ACCOUNTS IN GENERAL MAY NOT BE APPLICABLE TO CERTAIN ACCOUNTS, AS A MATTER OF PRACTICE OR DUE TO VARIOUSLY RESTRICTIVE GUIDELINES; CONVERSELY, CERTAIN TYPES OF TRANSACTIONS DESCRIBED BELOW AS NOT BEING ENTERED INTO, AS A MATTER OF PRACTICE, FOR INSTITUTIONAL ACCOUNTS IN GENERAL MAY IN FACT BE PERMITTED BY THE GUIDELINES COVERING ONE OR MORE SUCH ACCOUNTS.

36.4       Warrants

           Warrants are purchased for both leveraged and institutional accounts. When purchased for institutional accounts, they are considered to be a substitute for cash market positions in the underlying equity. Some institutional accounts limit the extent to which warrants may be purchased.

           Short positions in warrants are never taken, although, this is permitted for leveraged accounts.

36.5       Exchange Traded Stock Index Futures and related Options

           Short positions in Exchange Traded Stock Index Futures are taken for both leveraged and institutional accounts. In the case of leveraged accounts, this can be to hedge existing exposures (quite frequently), or to create a net short position (very rarely). For institutional accounts, this is done rarely and only to hedge existing exposures in a particular market.


           Long positions in Exchange Traded Stock Index Futures are taken for both leveraged and institutional accounts. In the case of leveraged accounts, this will be to increase existing exposures (quite frequently), perhaps, but not necessarily, in anticipation of a buying programme in a particular market. For institutional accounts, this is done rarely and only in anticipation of a buying programme in a particular market.

           Exchange Traded Options on Stock Index Futures are bought (both puts and calls) for leveraged accounts. While TTI has, in the past, considered such a transaction for an institutional account, no transaction has been entered into. Although permitted for leveraged accounts, such options are never sold short (written).

36.6       Exchange Traded Interest Rate Futures and related Options

           Positions in Exchange Traded Interest Rate Futures (both long and short) are taken, and related Options are bought (both puts and calls) only for leveraged accounts, as a means of expressing a desired exposure to a particular interest rate market.

           Although permitted for leveraged accounts, Exchange Traded Interest Rate Options are never sold short (written).

36.7       Foreign Exchange Options

           These are purchased for leveraged accounts only, as a means of expressing a desired exposure to a particular currency, beyond the exposure arising from equity market investments. Foreign Exchange Options have, on rare occasions, been sold short (written), for leveraged accounts only.

           Foreign Exchange Options are not entered into for institutional accounts, although, in some cases, such transactions are permitted.

36.8       Forward Foreign Exchange Contracts

           TTI may hedge underlying currency exposures in each account, whether leveraged or institutional, into the base currency of the account. Typically, this involves the forward sale of underlying currency exposures against the forward purchase of the base currency. By their nature, these hedges may be outstanding (on a roll-over basis) for twelve months or more. For institutional accounts it is generally not permitted to maintain a net short currency position; for leveraged accounts, this is permitted and may occur.

           Occasionally, for both leveraged and institutional accounts, the hedge may be into a currency other than the base currency; this will arise when the investment manager anticipates that the base currency will devalue against the currencies in which the underlying investments are denominated.

           For leveraged accounts only, additional foreign exchange contracts are entered into as a means of expressing a desired exposure to a particular currency, beyond the exposure arising from equity market investments. Such contracts are clearly distinguished in TTI's internal reports from contracts entered into for currency hedging purposes.

36.9       OTC Stock Index Options

           These are entered into only for leveraged accounts. Typically, long term put options are purchased to hedge against a general market decline; the exercise value of such options purchased for a particular account will be related to the net assets of that account. The value of the options may be referenced to a particular market index, or to a predetermined basket of such indices.

36.10      OTC Equity Options

           These are entered into only for leveraged accounts, as a substitute for `cash market' exposure to a particular equity, either long, or, more usually, short. Typically, a structured transaction takes place, that is: the simultaneous purchase and sale of offsetting puts and calls (or vice versa) to create a position economically equivalent to a long or short `cash market' position. On the long side, this represents a form of leverage; on the short side such structured option transactions are entered into as the most effective way of creating the short exposure, in preference to other derivative mechanisms.

36.11      Equity Swaps

           These are entered into only for leveraged accounts, as a substitute for cash market exposure to a particular equity. To date, such a transaction has been undertaken only as a replacement for an existing long cash market position; the transaction enables the long position to be taken independent of bank financing constraints, thereby providing a mechanism for creating leverage at a cost somewhat below that of regular financing alternatives.

36.12      Securities Lending

           While, strictly speaking, not a derivative transaction, Securities Lending is included in this discussion as it involves, for leveraged accounts only, a mechanism, alternative to the Equity Swap, which enhances leveraging capacity at a cost lower than that of regular financing alternatives.

36.13      Government Bond Repurchase Agreements

           While, strictly speaking, not a derivative transaction, Repurchase Agreements are included in this discussion as they involve, for leveraged accounts only, a mechanism which enhances leveraging capacity at a cost lower than that of regular financing alternatives.

           Such transactions arise under two different investment scenarios:

               o as means of self-financing the purchase of government bonds or, conversely, the investment of proceeds from the short sale of government bonds; this practice was common until 1994 but has not been employed since then;

               o to employ collateral received under Securities Lending transactions, thereby substituting at a lower cost for regular financing alternatives.

           RISK MANAGEMENT

           THIS DISCUSSION DOES NOT ATTEMPT TO IDENTIFY THE APPLICABILITY OF EACH RISK CLASSIFICATION TO A PARTICULAR TRANSACTION TYPE DEFINED ABOVE; THE RISK CLASSIFICATIONS DESCRIBED BELOW APPLY TO TRANSACTION TYPES TO VARYING DEGREES, AND, IN SOME CASES, NOT AT ALL. FOR EXAMPLE, WARRANTS, TRADED ON RECOGNISED EXCHANGES ON A PHYSICAL DELIVERY VERSUS PAYMENT BASIS, DIFFER FROM CASH MARKET EQUITY TRANSACTIONS ONLY IN TERMS OF VOLATILITY, AND THUS CONTAIN ECONOMIC RISK ONLY.

36.14      Economic Risk

           All positions in derivative transactions described above, for all accounts, are revalued, based on external data sources, at close of business each day; these updated values are communicated to investment managers. In addition, for leveraged accounts, most, but not all, positions are revalued intra-day in real time; exceptions arise in certain OTC transactions where intra-day values cannot be derived easily from external data sources. Where valuation is supplied by the counterparty to a transaction, this is verified by the trader by reference to an internal model, with an additional reasonableness check performed by TTI's operations department.

           Market risk is monitored on a continuing basis by investment managers as well as, in the case of leveraged account exposures to interest rate and foreign exchange markets, by a designated trader.

           For leveraged accounts a risk management model (using generally accepted statistical techniques similar to those employed in the JP Morgan VAR model) has been developed; this decomposes economic risk across all asset classes (equities, foreign exchange and interest rates), regardless of transaction type, into a common denominator of risk: `daily risk of loss'. The results are available in real time to the investment manager and the traders..

36.15      Credit Risk

           Many of these transactions involve credit risk. For example:

               o whenever margin deposits are required to be placed with a counterparty in support of a transaction, most frequently in the case of Forward Foreign Exchange Contracts and Exchange Traded Futures;

               o additionally, to the extent of up to 100% of the nominal value of the transaction, in the settlement (either, or both, at commencement and maturity) of a derivative transaction. Commonly this occurs in the case of Forward Foreign Exchange Contracts which involve `free' payment of cash without the security of knowing that the countervalue has been received;

           While no formal credit limit structure has been implemented, the value of such exposures is monitored on a continuing basis by the traders. In addition, traders are responsible to ensure that such exposures are not unduly concentrated in any one counterparty.

36.16      Performance Risk

           In certain derivative transactions unrealised profits that are not immediately settled by the counterparty may arise; in some cases, for example OTC Stock Index Options, the receivable may be outstanding for as much as twelve months. Where the size or tenor of the transaction warrant it, we require the counterparty contractually to agree to periodic settlement of unrealised profits during the life of the transaction.

36.17      Counterparty Approval

           Counterparties where credit or performance risk may arise require the prior approval of the Administrative Partner; a list of such approved counterparties is made available to investment managers and traders.

36.18      Operational Control / Reconcilement

           TTI requires that each transaction is confirmed in writing by the counterparty, no later than 24 hours after dealing. Transaction details are verified; non-routine exceptions are brought to the attention of the Administrative Partner.

           Periodic statements, of transaction positions and/or cash balances, as appropriate to the transaction, may be received daily or monthly from the counterparty; they are reconciled to TTI's records of outstandings upon receipt. Exceptions are resolved as a matter of priority.

           All transactions are advised to a customer's master custodian (for institutional accounts) or accountants (for leveraged accounts) with 24 hours of dealing. These entities regularly provide TTI with transaction and/or balance reports, or valuations, and these are reconciled to TTI's records upon receipt. Exceptions are resolved as a matter of priority.

           These reconcilement and verification functions are performed by TTI's operations area, independent of the trading and investment management function.

36.19      Documentation / Client Money

           All derivative transactions require the support of a written agreement between the counterparty and TTI's Customer. TTI is not a direct party to such an agreement, although the agreement may grant to TTI formal trading authority in respect of the transactions subject to the agreement. After assessing all risks inherent in any new transaction type, and having negotiated on behalf of the Customer the major economic terms, TTI reviews all agreements for reasonableness and consistency, and acts as a conduit between the Customer and the counterparty, arranging for the agreement to be executed. For reference purposes, TTI has on file copies of all such agreements entered into.

           Only TTI's Legal Adviser and Administrative Partner are permitted to communicate directly with customers in relation to agreements supporting derivative transactions.

           No derivative transaction involves the holding of client money by TTI. All transactions represent contractual obligations of TTI's Customer, and are entered into by TTI in its capacity as trading agent for the Customer. Account balances, whether cash or securities, are held by the counterparty in separate accounts in the name of TTI's Customer.